RURAL/METRO OPERATING COMPANY, LLC

RURAL/METRO (DELAWARE) INC.,

as Issuers

RURAL/METRO CORPORATION,

as a Guarantor

and the other Guarantors listed on the Signature Pages hereto

9 7/8% Senior Subordinated Notes due 2015

INDENTURE

Dated as of March 4, 2005

WELLS FARGO BANK, N.A.,

as Trustee

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		Page
Section 13.11.	No Recourse Against Others	87
Section 13.12.	Successors	87
Section 13.13.	Multiple Originals	87
Section 13.14.	Table of Contents; Headings	87
Section 13.15.	Indenture Controls	87
Section 13.16.	Severability	87

Appendix A	–	Provisions Relating to Initial Notes, Additional Notes and Exchange Notes

EXHIBIT INDEX

Exhibit A	–	Initial Note
Exhibit B	–	Exchange Note
Exhibit C	–	Form of Transferee Letter of Representation
Exhibit D	–	Form of Notation of Guarantee
Exhibit E	–	Form of Supplemental Indenture

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CROSS-REFERENCE TABLE

TIA Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(b)	7.08; 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.06
	(b)	13.03
	(c)	13.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06
	(c)	7.06
	(d)	4.02; 4.09
314	(a)	4.02; 4.09
	(b)	N.A.
	(c)(1)	13.04
	(c)(2)	13.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	13.05
	(f)	4.10
315	(a)	7.01
	(b)	7.05
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a) (last sentence)	13.06
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.05
318	(b)	13.01

N.A. Means Not Applicable.

Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

INDENTURE dated as of March 4, 2005 among RURAL/METRO OPERATING COMPANY, LLC, a Delaware limited liability company (the “Company”), RURAL/METRO (DELAWARE) INC. (the “Corporate Co-Issuer” and, together with the Company, the “Issuers”), RURAL/METRO CORPORATION, a Delaware corporation as a Guarantor (the “Parent”), the other Guarantors named herein and WELLS FARGO BANK, N.A., a national banking association, as trustee.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) $125,000,000 aggregate principal amount of the Issuers’ 9 7/8% Senior Subordinated Notes due 2015 (the “Original Notes”) issued on the date hereof (together with the Discount Notes, the “Offerings”), (b) any Additional Notes (as defined herein) that may be exchanged for Original Notes or otherwise issued after the date hereof in the form of Exhibit A (all such securities in clauses (a) and (b), excluding the Discount Notes, being referred to collectively as the “Initial Notes”), and (c) if and when issued as provided in the Registration Rights Agreement (as defined in Appendix A hereto (the “Appendix”)) or otherwise registered under the Securities Act (as defined in the Appendix) and issued, the Issuers’ 9 7/8% Senior Subordinated Notes due 2015 (the “Exchange Notes” and, together with the Initial Notes, the “Notes”) issued in the Registered Exchange Offer (as defined in the Appendix) in exchange for any Initial Notes or otherwise registered under the Securities Act and issued in the form of Exhibit B. Subject to the conditions and compliance with the covenants set forth in this Indenture, the Issuers may issue an unlimited aggregate principal amount of Additional Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, or at the time it merges or consolidates with the Company or any of the Restricted Subsidiaries or Indebtedness assumed by the Company or any Restricted Subsidiary in connection with the acquisition of assets from such Person and in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

“Additional Notes” means additional 9 7/8% Senior Subordinated Notes due 2015 issued under the terms of this Indenture in accordance with Section 4.03.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Applicable Premium” means with respect to any Note on any applicable redemption date, the excess of:

(x) the present value at such redemption date of (i) the redemption price of such Notes at March 15, 2010 (such redemption price being set forth in the table appearing in Section 3.01) plus (ii) all required interest payments due on such Notes through March 15, 2010 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(y) the aggregate principal amount of the Notes being redeemed.

“Asset Acquisition” means (1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary, or (2) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which assets are used or useful in a Permitted Business, other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer (other than the granting of a Lien in accordance with this Indenture) for value by the Company or any of the Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of (a) any Capital Stock of any Restricted Subsidiary or (b) any other property or assets of the Company or any Restricted Subsidiary; provided, however, that Asset Sales shall not include:

(1) a transaction or series of related transactions for which the Company or the Restricted Subsidiaries receive aggregate consideration or which has a Fair Market Value of less than $2.0 million;

(2) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted by Article Five or any transaction that constitutes a Change of Control;

(3) any Restricted Payment made in accordance with Section 4.04 or a Permitted Investment;

(4) the designation of a Restricted Subsidiary made in accordance with Section 4.17;

(5) the sale or other disposition of cash or Cash Equivalents;

(6) the sale of obsolete or worn out equipment or any other property (including inventory or equipment) that, in the reasonable judgment of the Company, is obsolete or worn out and is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries;

(7) Permitted Liens; or

(8) the sale of inventory and products in the ordinary course of business.

“Attributable Indebtedness” in respect of a Sale and Leaseback Transaction means, as at the time of determination, the greater of

(1) the fair value of the property subject to such arrangement; and

(2) the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

“beneficial owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions in New York City are authorized or required by law to close.

“Capital Stock” means

(1) with respect to any Person that is a corporation, any and all shares, interests, rights to purchase, warrants, options (whether or not currently exercisable), participations or other equivalents (however designated and whether or not voting) representing interests in corporate stock, including each class of Common Stock and Preferred Stock of such Person and

(2) with respect to any Person that is not a corporation, any and all partnership or other Equity Interests of such Person.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means:

(1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc. (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”);

(3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(4) certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any State thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

(6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

“Change of Control” means the occurrence of any of the following events:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing 35% or more of the voting power of the total outstanding Voting Stock of Parent;

(2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Parent (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of Parent was approved by a vote of the majority of the directors of Parent then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Parent;

(3) (a) all or substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole, are sold or otherwise transferred to any Person other than a Wholly-Owned Restricted Subsidiary or (b) Parent consolidates or merges with or into another Person or any Person consolidates or merges with or into Parent, in either case under this clause (3), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons owning Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of Parent immediately prior to such consummation do not own Voting Stock representing a majority of the total voting power of the Voting Stock of Parent or the surviving or transferee Person;

(4) Parent or Company shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of Parent or Company; or

(5) Parent shall cease to directly or indirectly own 100% of the Capital Stock of the Company.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code as in effect on the date of this Indenture and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated EBITDA” means, with respect to the Issuers, for any period, the sum (without duplication) of:

(1) Consolidated Net Income; and

(2) to the extent Consolidated Net Income has been reduced thereby and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not restricted by a contract, operation of law or otherwise at the date of determination:

(A) all income taxes paid or accrued in accordance with GAAP for such period;

(B) Consolidated Interest Expense, and

(C) Consolidated Non-cash Charges,

less any non-cash items increasing Consolidated Net Income (other than (i) accruals of revenue in the ordinary course of business and (ii) reversals of prior accruals or reserves for non-cash items) for such period, all as determined on a consolidated basis for the Company and the Restricted Subsidiaries in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to the Company, the ratio of Consolidated EBITDA of the Company during the four full fiscal quarters (the “Four Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the “Transaction Date”) to Consolidated Fixed Charges of the Company for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence or repayment of any Indebtedness or issuance or redemption of Preferred Stock of the Company or any of the Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness or issuance or redemption of Preferred Stock (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior, to the Transaction Date, as if such incurrence or repayment or issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2) any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act or certified as expected to occur within six months after such transaction in a Board Resolution of the Board of Directors of the Company) attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

If the Company or any of the Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

“Consolidated Fixed Charges” means, with respect to the Company for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense, plus

(2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of the Company or any Restricted Subsidiary (other than dividends paid in Qualified Capital Stock) paid, accrued and/or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state, foreign and local income tax rate of the Company, expressed as a decimal.

Furthermore, in calculating “Consolidated Fixed Charges”:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

(3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum in effect on the Transaction Date resulting after giving effect to the operation of such agreements on such date.

“Consolidated Interest Expense” means, with respect to the Company for any period, the sum of, without duplication:

(1) the aggregate of the interest expense of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation or duplication,

(A) any amortization of debt discount and amortization or write-off of deferred financing costs (other than the write-off of deferred financing charges as a result of the Refinancing and the amortization of deferred financing charges arising from the Refinancing),

(B) the net payments and receipts under Interest Swap Obligations,

(C) all capitalized interest,

(D) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings,

(E) all other non-cash interest expense, and

(F) all interest payable with respect to discontinued operations;

(2) the interest component of Capitalized Lease Obligations and Attributable Indebtedness paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to the Company, for any period, the aggregate net income (or loss) of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom:

(1) net gains and losses from asset sales;

(2) extraordinary or non-recurring gains, losses and charges (determined on an after-tax basis);

(3) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

(4) the net income or loss of any Person, other than a Restricted Subsidiary, except, in the case of net income, to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary by such Person or, in the case of a loss, to the extent such loss is required to be funded in cash;

(5) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(6) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(7) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(8) unrealized gains and losses with respect to Interest Swap Obligations;

(9) in the case of a successor to the Company by consolidation or merger or as a transferee of the Company’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

(10) cumulative effect of any change in accounting principle; and

(11) any non-cash compensation arising from the award or exercise of stock options, stock awards or restricted stock of Company or Parent.

“Consolidated Non-cash Charges” means, with respect to the Company, for any period, the aggregate depreciation, amortization and other non-cash expenses or charges of the Company and the Restricted Subsidiaries reducing Consolidated Net Income of the Company for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Credit Agreement” means the Credit Agreement to be dated as of the Issue Date, among the Company, the Guarantors, the lenders party thereto in their capacities as lenders thereunder and JP Morgan Chase Bank, NA, as syndication agent, and Citicorp North America, Inc., as administrative agent, together with the related documents thereto (including, without limitation, any notes, guarantees, collateral and security documents, Interest Swap Obligations and other instruments and agreements executed in connection therewith), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section 4.03) or adding Subsidiaries as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders or other investors providing for revolving credit loans, term loans or letters of credit, in each case as amended, modified, renewed, refunded, replaced, restated, substituted or refinanced in whole or in part from time to time.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice of both would be, an Event of Default.

“Designated Senior Debt” means (1) Senior Debt or Guarantor Senior Debt under or in respect of the Credit Agreement and (2) any other Indebtedness constituting Senior Debt or Guarantor Senior Debt which, at the time of determination, has an aggregate principal amount, or commitments, of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt or Guarantor Senior Debt as “Designated Senior Debt” by the Company; provided that the Discount Notes shall in no event be Designated Senior Debt.

“Discount Notes” means the $93.5 million aggregate principal amount at maturity of the 12¾% Senior Discount Notes due 2016 of Parent issued under the Discount Indenture, together with any senior discount notes issued in exchange therefor pursuant to the Discount Indenture, together with any senior discount notes issued in exchange therefor pursuant to the Discount Indenture.

“Discount Indenture” means the Senior Discount Notes Indenture, to be dated March 4, 2005 by and between Parent and Wells Fargo Bank, N.A., as trustee.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is mandatorily exchangeable for Indebtedness, or is redeemable or exchangeable for Indebtedness, at the sole option of the holder thereof on or prior to 91 days after the final maturity date of the Notes.

“DTC” means The Depository Trust Company.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a sale of common equity capital of the Company or a contribution to the common equity capital of the Company with the net cash proceeds of a substantially concurrent offering of a common stock of Parent.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof and any direct or indirect subsidiary of such Restricted Subsidiary.

“Four Quarter Period” has the meaning set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accounts and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the Issue Date.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America;

which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations.

“Guarantee” means a guarantee of the Notes by a Guarantor.

“Guarantor” means (1) Parent, for so long as its Guarantee is in effect, (2) each Restricted Subsidiary of the Company that guarantees the Credit Agreement as of the Issue Date; and (3) each of the Company’s Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

“Guarantor Senior Debt” means, with respect to any Guarantor: the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of, or guaranteed by, a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, “Guarantor Senior Debt” shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of (including guarantees of the foregoing obligations):

(x) all monetary obligations of every nature of such Guarantor under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay principal, premium and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

(y) all Interest Swap Obligations (and guarantees thereof);

in each case whether outstanding on the Issue Date or thereafter incurred.

Notwithstanding the foregoing, “Guarantor Senior Debt” shall not include:

(1) any Indebtedness of such Guarantor to Parent or any of its Subsidiaries;

(2) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of Parent or any of its Subsidiaries (including, without limitation, amounts owed for compensation) other than Indebtedness to a direct or indirect shareholder as a lender under the Credit Agreement;

(3) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

(4) Indebtedness represented by Disqualified Capital Stock;

(5) any liability for federal, state, local or other taxes owed or owing by such Guarantor;

(6) that portion of any Indebtedness incurred in violation of Section 4.03 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an Officers’ Certificate of the Issuers to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture);

(7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company; and

(8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

“Holder” means any registered holder, from time to time, of any Notes.

“Indebtedness” means, with respect to any Person, without duplication:

(1) all indebtedness of such Person for borrowed money;

(2) all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all Capitalized Lease Obligations of such Person;

(4) all indebtedness of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all indebtedness under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

(5) all indebtedness for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(6) guarantees and other contingent obligations in respect of Indebtedness of any other Person referred to in clauses (1) through (5) above and clause (8) below;

(7) all indebtedness of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such indebtedness being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the indebtedness so secured;

(8) all indebtedness under Interest Swap Obligations of such Person; and

(9) all Disqualified Capital Stock of such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued and unpaid dividends, if any.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. For the avoidance of doubt, letters of credit issued pursuant to the dedicated letter of credit facility contained in the Credit Agreement shall constitute “Indebtedness” under this definition only as and when they are required, in accordance with GAAP, to be accounted for as indebtedness on the face of the Company’s balance sheet.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Financial Advisor” means a firm

(1) which does not, and whose directors, officers and employees and Affiliates do not, have a direct or indirect material financial interest in or control relationship with the Company; and

(2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Initial Purchasers” means, collectively, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.

“Interest Swap Obligations” means the obligations of the Company and the Restricted Subsidiaries pursuant to any arrangement with any other Person, whereby, directly or indirectly, the Company or any Restricted Subsidiary is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. “Investment” shall exclude extensions of trade credit by the Company and the Restricted Subsidiaries in the ordinary course of business. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary (the “Referent Subsidiary”) such that, after giving effect to any such sale or disposition, the Referent Subsidiary shall cease to be a Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of the Referent Subsidiary not sold or disposed of.

“Issue Date” means March 4, 2005, the date of initial issuance of the Notes.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Moody’s” has the meaning set forth in the definition of Cash Equivalents.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest), received by the Company or any of the Restricted Subsidiaries from such Asset Sale net of:

(1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions and relocation expenses);

(2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3) repayments of Indebtedness secured by a Lien permitted by this Indenture on the property or assets subject to such Asset Sale that is required to be repaid in connection with such Asset Sale;

(4) appropriate amounts to be determined by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale;

(5) any portion of the purchase price from an Asset Sale in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Sale or otherwise in connection with that Asset Sale; provided, however, that upon the termination of that escrow, Net Cash Proceeds will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary; and

(6) all distributions and other payments required to be made to minority interest holders or joint venture partners in Restricted Subsidiaries.

“Obligations” means all obligations for principal, premium, interests, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the Offering Memorandum relating to the offering of the Notes dated February 28, 2005.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Pari Passu Debt” means any Indebtedness of the Company or a Guarantor that ranks pari passu in right of payment with the Notes or the Guarantees, as applicable.

“Permitted Investments” means:

(1) Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary;

(2) Investments in the Company by any Restricted Subsidiary; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations under the Notes and this Indenture;

(3) Investments in Permitted Joint Ventures in an aggregate amount not to exceed the greater of (x) $10.0 million and (y) 5% of the Company’s Total Assets;

(4) Investments in cash and Cash Equivalents;

(5) loans and advances to employees and officers of the Company and the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of an aggregate of $1.0 million at any one time outstanding;

(6) Interest Swap Obligations entered into in the ordinary course of the Company’s or a Restricted Subsidiary’s businesses and otherwise in compliance with this Indenture;

(7) Investments represented by accounts receivable created or acquired in the ordinary course of business;

(8) Investments existing on the Issue Date;

(9) Investments in the Notes otherwise permitted under this Indenture;

(10) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(11) Investments made by the Company or the Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance Section 4.06 or upon a disposition of assets not constituting an Asset Sale;

(12) guarantees otherwise permitted under this Indenture;

(13) Investments acquired in exchange for the Qualified Capital Stock of the Company or Capital Stock of Parent; and

(14) additional Investments not to exceed $10.0 million at any one time outstanding.

“Permitted Joint Venture” means any joint venture or other business enterprise entered into between the Company or a Restricted Subsidiary and a county, city, municipality, fire district, other governmental entity (or agency thereof) or health services provider for the purpose of engaging in a Permitted Business and approved by a majority of the disinterested members of the Board of Directors of Parent.

“Permitted Junior Securities” means:

(1) Capital Stock in the Company or any Subsidiary Guarantor; or

(2) debt securities issued pursuant to a confirmed plan of reorganization that are subordinated to (a) all Senior Debt and Guarantor Senior Debt and (b) any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Guarantees are subordinated to Senior Debt and Guarantor Senior Debt under this Indenture.

“Permitted Liens” means the following types of Liens:

(1) Liens securing Senior Debt or Guarantor Senior Debt;

(2) Liens for taxes, assessments or governmental charges or claims either (A) not delinquent or (B) contested in good faith by appropriate proceedings and, in each case, as to which the Company or any Restricted Subsidiary shall have set aside on its books such reserves as may be required pursuant to GAAP;

(3) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(4) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(5) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(6) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not impairing in any material respect the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries;

(7) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or asset which is not leased property subject to such Capitalized Lease Obligation;

(8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(9) Liens securing reimbursement obligations with respect to commercial letters of credit or letters of credit permitted under Section 4.03(b)(10) which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of the Restricted Subsidiaries, including rights of offset and set-off;

(11) Liens securing Interest Swap Obligations to the extent such Interest Swap Obligations are otherwise permitted to be incurred under this Indenture;

(12) Liens securing Purchase Money Indebtedness permitted pursuant to Section 4.03(a)(7); provided, however, that in the case of Purchase Money Indebtedness (a) the Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired or constructed and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

(13) Liens securing Acquired Indebtedness (and any Indebtedness which Refinances such Acquired Indebtedness) incurred in accordance with Section 4.03; provided that

(A) such Liens secured the Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary; and

(B) such Liens do not extend to or cover any property or assets of the Company or of any of the Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary;

(14) Liens constituting licenses not otherwise prohibited under the terms of this Indenture;

(15) Liens securing Indebtedness under the Credit Agreement;

(16) Liens arising under this Indenture in favor of the Trustee for the benefit of the Holders;

(17) Liens existing on the Issue Date;

(18) Liens in favor of the Company or a Restricted Subsidiary; and

(19) additional Liens not to exceed $2.0 million at any one time outstanding.

“Person” means an individual, partnership, limited liability company, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Purchase Money Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary incurred in the normal course of business for the purpose of financing all or any part of the purchase price or the cost of installation, construction or improvement of any property or equipment.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Referent Subsidiary” has the meaning set forth in the definition of Investment.

“Refinance” means in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any Restricted Subsidiary of Indebtedness (x) entitled to be incurred pursuant to Section 4.03(a) or (y) incurred pursuant to Section 4.03(b)(1) or 4.03(b)(3), in each case that does not:

(1) result in an increase in the aggregate principal amount of any Indebtedness of such Person as of the date of such proposed Refinancing (except to the extent of the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and the amount of reasonable fees and expenses incurred by the Company in connection with such Refinancing); or

(2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior in right of payment to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced and (z) if such Indebtedness being refinanced is Senior Debt, clauses 2(A) and 2(B) hereof shall not apply.

“Replacement Assets” means tangible or intangible assets and property (including improvements thereto) that will be used in a Permitted Business (including, without limitation, the Capital Stock of a Person which becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary from any Person other than the Company or an Affiliate of the Company).

“Representative” means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

“Restricted Subsidiary” means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with Section 4.17.

“S&P” has the meaning set forth in the definition of Cash Equivalents.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary on the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced on the security of such property.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

“Senior Debt” means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, “Senior Debt” shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of (including guarantees of the foregoing obligations):

(1) all monetary obligations of every nature of the Company under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay principal, premium and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

(2) all Interest Swap Obligations (and guarantees thereof);

in each case whether outstanding on the Issue Date or thereafter incurred.

Notwithstanding the foregoing, “Senior Debt” shall not include:

(1) any Indebtedness of the Company to Parent of any of its Subsidiaries;

(2) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of Parent or any of its Subsidiaries (including, without limitation, amounts owed for compensation) other than Indebtedness to a direct or indirect shareholder as a lender under the Credit Agreement;

(3) Indebtedness to trade creditors and other amounts incurred (but not under the Credit Agreement) in connection with obtaining goods, materials or services;

(4) Indebtedness represented by Disqualified Capital Stock;

(5) any liability for federal, state, local or other taxes owed or owing by the Company;

(6) that portion of any Indebtedness incurred in violation of Section 4.03 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an Officers’ Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture);

(7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company; and

(8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in Section 6.01(f) or 6.01(g) has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the day on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means (a) with respect to the Company, any Indebtedness of the Company that is by its terms subordinated in right of payment to the Notes and (b) with respect to any Guarantor of the Notes, any Indebtedness of such Guarantor that is by its terms subordinated in right of payment to its Guarantee of the Notes.

“Subsidiary,” with respect to any Person, means

(1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or

(2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Subsidiary Guarantee” means the Guarantee of a Subsidiary Guarantor.

“Subsidiary Guarantor” means a Guarantor other than Parent.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the Issue Date.

“Transaction Date” has the meaning set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

“Total Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

“Treasury Rate” means, as of the redemption date, the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to March 15, 2010; provided, however, that if the period from the redemption date to March 15, 2010 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means:

(1) any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and

(2) who shall have direct responsibility for the administration of this Indenture.

“Trustee” means, initially, Wells Fargo Bank, N.A., a national banking association, in its capacity as Trustee hereunder, and its successors in such capacity.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” of any Person means

(1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated as such pursuant to and in compliance with Section 4.17; and

(2) any Subsidiary of an Unrestricted Subsidiary.

“Voting Stock” with respect to any Person, means securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant Equity Interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (A) the then outstanding aggregate principal amount of such Indebtedness into (B) the sum of the total of the products obtained by multiplying (I) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (II) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

Section 1.02. Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.07
“Appendix”	Preamble
“Bankruptcy Law”	6.01
“Change of Control Payment”	4.08(a)
“Change of Control Payment Date”	4.08 (b)
“Change of Control Offer”	4.08(a)
“Clearstream”	Appendix A
“Covenant Defeasance”	8.02(b)
“Custodian”	6.01
“Definitive Note”	Appendix A
“Designation”	4.17
“Depository”	Appendix A
“Euroclear”	Appendix A
“Event of Default”	6.01
“Exchange Notes”	Preamble
“Existing Indebtedness”	4.03(b)(3)
“Global Notes Legend”	Appendix A
“Guaranteed Obligations”	11.01
“IAI”	Appendix A
“incorporated provision”	13.01
“incur”	4.03(a)
“Initial Notes”	Preamble
“Initial Purchasers”	Appendix A
“Issuers”	Preamble
“Legal Defeasance”	8.02
“Net Proceeds Offer”	4.06(b)
“Net Proceeds Offer Amount”	4.06(b)
“Net Proceeds Offer Payment Date”	4.06(b)
“Net Proceeds Offer Trigger Date”	4.06(b)
“Notes”	Preamble
“Offerings”	Preamble
“Original Notes”	Preamble
“Parent”	Preamble
“Paying Agent”	2.04
“Payment Blockage Notice”	10.03(a)
“payment default”	6.01(d)
“Permitted Business”	4.14
“Permitted Indebtedness”	4.03(b)
“protected purchaser”	2.08
“Purchase Agreement”	Appendix A
“QIB”	Appendix A
“Reference Date”	4.04
“Registered Exchange Offer”	Appendix A

Term	Defined in Section
“Registration Default Damages”	Appendix A
“Registration Rights Agreement”	Appendix A
“Registrar”	2.04
“Regulation S”	Appendix A
“Regulation S Securities”	Appendix A
“Restricted Payment”	4.04
“Restricted Period”	Appendix A
“Restricted Notes Legend”	Appendix A
“Rule 501”	Appendix A
“Rule 144A”	Appendix A
“Rule 144A Notes”	Appendix A
“Securities Custodian”	Appendix A
“Shelf Registration Statement”	Appendix A
“Subordinated Guarantee Payments”	12.02
“Subordinated Note Payments”	10.01
“Surviving Entity”	5.01
“Transfer Restricted Notes”	Appendix A
“Unrestricted Definitive Note”	Appendix A

Section 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture incorporates by reference certain provisions of the TIA. The following TIA terms have the following meanings:

“indenture securities” means the Notes and the Guarantees.

“obligor” on the indenture securities means the Issuers, the Guarantors and any other obligor on the Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

Section 1.04. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(g) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Issuers dated such date prepared in accordance with GAAP;

(h) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(i) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;

(j) “$” and “U.S. Dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts;

(k) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Notes, such mention shall be deemed to include mention of the payment of Registration Default Damages, to the extent that, in such context, Registration Default Damages are, were, or would be payable in respect thereof;

ARTICLE 2

THE NOTES

Section 2.01. Amount of Notes; Issuable in Series. The aggregate principal amount of Original Notes which may be authenticated and delivered under this Indenture on the Issue Date is $125,000,000. The Notes may be issued in one or more series. All Notes of any one series shall be substantially identical except as to denomination. The Issuers may from time to time after the Issue Date issue Additional Notes under this Indenture in an unlimited principal amount, so long as (i) the incurrence of the Indebtedness represented by such Additional Notes is at such time permitted by Section 4.03 and (ii) such Additional Notes are issued in compliance with the other applicable provisions of this Indenture. With respect to any Additional Notes issued after the Issue Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.07, 2.08, 2.10, 2.11, 3.03(b), 4.08(e) or the Appendix), there shall be (a) established in or pursuant to a resolution of the Board of Directors of the Company and (b) (i) set forth or determined in the manner provided in an Officers’ Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:

(1) whether such Additional Notes shall be issued as part of a new or existing series of Notes and the title of such Additional Notes (which shall distinguish the Additional Notes of the series from Notes of any other series);

(2) the aggregate principal amount of such Additional Notes which may be authenticated and delivered under this Indenture,

(3) the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue;

(4) if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Exhibit A or Exhibit B hereto and any circumstances in addition to or in lieu of those set forth in Section 2.2 of the Appendix in which any such Global Notes may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Notes in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Notes or a nominee thereof; and

(5) if applicable, that such Additional Notes that are not Transfer Restricted Notes shall not be issued in the form of Initial Notes as set forth in Exhibit A, but shall be issued in the form of Exchange Notes as set forth in Exhibit B.

If any of the terms of any Additional Notes are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or the indenture supplemental hereto setting forth the terms of the Additional Notes.

Section 2.02. Form and Dating. Provisions relating to the Initial Notes and the Exchange Notes are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The (i) Initial Notes and the Trustee’s certificate of authentication and (ii) any Additional Notes (if issued as Transfer Restricted Notes) and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The (i) Exchange Notes and the Trustee’s certificate of authentication and (ii) any Additional Notes issued other than as Transfer Restricted Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuers or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without interest coupons and only in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Section 2.03. Execution and Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Issuers signed by one Officer (a) Original Notes for original issue on the date hereof in an aggregate principal amount of $125,000,000, (b) subject to the terms of this Indenture, Additional Notes in an aggregate principal amount to be determined at the time of issuance and specified therein and (c) the Exchange Notes for issue in a Registered Exchange Offer pursuant to the Registration Rights Agreement for a like principal amount of Initial Notes exchanged pursuant thereto or otherwise pursuant to an effective registration statement under the Securities Act. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes or Exchange Notes. Notwithstanding anything to the contrary in this Indenture or the Appendix, any issuance of Additional Notes after the Issue Date shall be in a principal amount of at least $1,000 and integral multiples of $1,000 in excess thereof, whether such Additional Notes are of the same or a different series than the Original Notes. One Officer shall sign the Notes for the Issuers by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuers to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuers. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

The Trustee is hereby authorized to enter into a letter of representations with the Depository in the form provided by the Issuers and to act in accordance with such letter.

Section 2.04. Registrar and Paying Agent. (a) The Issuers shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Notes and (ii) the Securities Custodian with respect to the Global Notes. The Issuers shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee of the name and address of any such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b) The Issuers may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

Section 2.05. Paying Agent to Hold Money in Trust. Prior to each due date of the principal of and interest on any Note, the Company shall deposit with each Paying Agent (or if the Company or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, a Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.07. Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with the Appendix. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Notes at the Registrar’s request. The Issuers may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Issuers shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or of any Notes for a period of 15 days before a selection of Notes to be redeemed. Prior to the due presentation for registration of transfer of any Notes, the Issuers, the Guarantors, the Trustee, each Paying Agent and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuers, any Guarantor, the Trustee, a Paying Agent or the Registrar shall be affected by notice to the contrary.

Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

Section 2.08. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, a Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note (including without limitation, attorneys’ fees and disbursements in replacing such Note). In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuers in their discretion may pay such Note instead of issuing a new Note in replacement thereof. Every replacement Note is an additional obligation of the Issuers.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

Section 2.09. Outstanding Notes. (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for:

(1) Notes cancelled by the Trustee or delivered to it for cancellation;

(2) any Note which has been replaced pursuant to Section 2.08 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser; and

(3) on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an offer to purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due.

(b) A Note does not cease to be outstanding because the Issuers or one of their Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Issuers or any Affiliate of the Issuers will be disregarded and deemed not to be outstanding, (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned will be so disregarded).

(c) If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date, money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) will cease to be outstanding and interest on them ceases to accrue.

Section 2.10. Temporary Notes. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Notes and make them available for delivery in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Issuer, without charge to the Holder. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as Definitive Notes.

Section 2.11. Cancellation. The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures or deliver canceled Notes to the Issuers pursuant to written direction by an Officer. The Issuers may not issue new Notes to replace Notes they have redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

Section 2.12. Defaulted Interest. If the Issuers default in a payment of interest on the Notes, the Issuers shall pay the defaulted interest then borne by the Notes (plus interest on such defaulted interest to the extent lawful), in any lawful manner. The Issuers may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuers shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each affected Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.13. CUSIP Numbers, ISINs, etc. The Issuers in issuing the Notes may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption that reliance may be placed only on the other identification numbers printed on the Notes and that any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall advise the Trustee of any change in the CUSIP numbers, ISINs and “Common Code” numbers.

ARTICLE 3

REDEMPTION

Section 3.01. Optional Redemption. (a) The Notes will be redeemable, at the Issuers’ option, in whole at any time or in part from time to time, on and after March 15, 2010 at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on March 15 of the applicable year set forth below, plus, in each case, accrued and unpaid interest, if any, to the date of redemption:

Year	Percentage
2010	104.938%
2011	103.292%
2012	101.646%
2013 and thereafter	100.000%

(b) In addition, prior to March 15, 2010, the Issuers may redeem the Notes at their option, in whole or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the aggregate principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Registration Default Damages, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Section 3.02. Redemption with Proceeds of Equity Offerings. Notwithstanding the foregoing, at any time, or from time to time, on or prior to March 15, 2008, the Issuers may, at their option, use all or any portion of the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes issued at a redemption price equal to 109.875% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption; provided that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Issuers shall consummate such redemption not more than 90 days after the consummation of any such Equity Offering.

Section 3.03. Method and Effect of Redemption. (a) If the Issuers elect to redeem Notes, they must notify the Trustee of the redemption date, the principal amount of Notes to be redeemed and the redemption price by delivering an Officers’ Certificate and an Opinion of Counsel, to the effect that such redemption shall comply with the conditions set forth in this Article 3, at least 40 but no more than 60 days before the redemption date (unless a shorter period is satisfactory to the Trustee). If less than all the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed in compliance with the principal national securities exchange, if any, on which the Notes are listed, or if such Notes are not so listed, on a pro rata basis, by lot or by any other method the Trustee in its sole discretion deems fair and appropriate; provided that no Notes of a principal amount of $1,000 or less shall be redeemed in part; and provided, further, that if a partial redemption is made with the proceeds of an Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. The Trustee shall notify the Issuers promptly of the Notes or portions of Notes to be called for redemption. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect. Notice of redemption must be sent by the Issuers or at the Issuers’ request, by the Trustee in the name and at the expense of the Issuer, to Holders whose Notes are to be redeemed at least 30 but not more than 60 days before the redemption date, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Section 8.01 or Section 8.02 of this Indenture. The notice of redemption will identify the Notes to be redeemed and will include, state or be governed by the following:

(i) the redemption date;

(ii) the redemption price including the portion thereof representing any accrued interest or Registration Default Damages, if any;

(iii) the names and addresses of the Paying Agents where Notes are to be surrendered;

(iv) notes called for redemption must be surrendered to a Paying Agent in order to collect the redemption price and any accrued interest or Registration Default Damages;

(v) on the redemption date the redemption price will become due and payable on Notes called for redemption and interest on Notes and portions thereof called for redemption will cease to accrue on and after the redemption date;

(vi) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(vii) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed;

(viii) if any Note is to be redeemed in part, on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed part will be issued;

(ix) the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Notes being redeemed; and

(x) that no representation is made as to the correctness or accuracy of the CUSIP number or CINS number, or “common number” listed in such notice or printed on the Notes and that the Holder should rely only on the other identification numbers printed on the Notes.

(b) Once notice of redemption pursuant to this Section 3.03 is mailed to the Holders, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to any Paying Agent, the Issuers shall redeem such Notes at the redemption price, plus accrued and unpaid interest and Registration Default Damages, if any, to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder. Upon surrender of any Note redeemed in part, the holder will receive a new note equal in principal amount to the unredeemed portion of the surrendered Note.

Section 3.04. Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on the redemption date, the Issuers shall deposit with the Paying Agent (or, if the Company or a Subsidiary is a Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuers to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Issuers have deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and Registration Default Damages, if any, on, the Notes to be redeemed, unless a Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest and Registration Default Damages, if any, shall be payable to the Holder of the redeemed Notes registered on the relevant record date.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Notes. The Issuers agree to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Not later than 10:00 A.M. (New York City time) on the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Issuers will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Issuers are acting as Paying Agent, they will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture. In each case the Issuers will promptly notify the Trustee of their compliance with this paragraph. An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Issuers) holds on that date money designated for and sufficient to pay the installment. If the Issuers act as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

The Issuers shall pay interest on overdue principal at the rate specified therefor in the Notes, and they shall pay interest on overdue installments of interest at the same rate borne by the Notes to the extent lawful.

Section 4.02. Reports and Other Information. Notwithstanding that the Issuers may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Company will furnish to the Holders and the Trustee:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company was required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if any) and, with respect to the annual information only, a report thereon by the Company’s certified independent accounts, in each case within the time periods in which such report would be required to be filed as specified in the Commission’s rules and regulations; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company was required to file such reports, in each case within the time periods in which such report would be required to be filed as specified in the Commission’s rules and regulations.

In addition, following the consummation of the Registered Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. So long as the Parent’s Guarantee remains in effect (there being no obligation of Parent to keep such Guarantee effective) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the Commission (or any successor provision), the reports and information required to be filed with the Commission and furnished to the Trustee and holders, of the Notes pursuant to this Section 4.02 may, at the option of the Company, be filed by and be those of Parent rather than Company.

In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.03. Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (including Acquired Indebtedness) and the Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock; provided, however, that the Company may incur Indebtedness (including, without limitation, Acquired Indebtedness) and any Restricted Subsidiary may incur Indebtedness (including, without limitation, Acquired Indebtedness) or issue Preferred Stock if on the date of the incurrence of such Indebtedness or the issuance of such Preferred Stock, after giving effect to the incurrence or issuance thereof, the Consolidated Fixed Charge Coverage Ratio of the Company would be at least 2.0 to 1.0.

(b) The limitations set forth in Section 4.03(a) shall not prohibit the incurrence of any of the following items of Indebtedness or the issuance any of the following items of Preferred Stock, as applicable (collectively, “Permitted Indebtedness”):

(1) Indebtedness under the Notes issued in the Offerings in an aggregate principal amount not to exceed $125.0 million and Guarantees thereof;

(2) Indebtedness of the Company and the Guarantors incurred pursuant to the Credit Facilities in an aggregate principal amount at any time outstanding not to exceed $200.0 million less the amount of any such Indebtedness permanently retired with the Net Cash Proceeds from any Asset Sale applied from and after the Issue Date to reduce the outstanding amounts pursuant to Section 4.06;

(3) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date after giving effect to the application of the proceeds of the Offerings, reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon (“Existing Indebtedness”);

(4) Interest Swap Obligations of (A) the Issuers covering Indebtedness of the Company or (B) any Restricted Subsidiary covering Indebtedness of the Company or such Restricted Subsidiary, as the case may be; provided, however, that such Interest Swap Obligations are entered into to protect the Company and/or its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Section 4.03; provided further, however, that the notional principal amount of such Interest Swap Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relates;

(5) Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary for so long as such Indebtedness is held by the Company or a Restricted Subsidiary, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary; provided that if as of any date any Person other than the Company or a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such Restricted Subsidiary shall be deemed to have incurred Indebtedness not constituting Permitted Indebtedness;

(6) Indebtedness of the Company to a Restricted Subsidiary for so long as such Indebtedness is held by a Restricted Subsidiary, in each case subject to no Lien; provided that (A) any Indebtedness of the Company to any Restricted Subsidiary is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations under this Indenture and the Notes and (B) if as of any date any Person other than a Restricted Subsidiary owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, the Company shall be deemed to have incurred Indebtedness not constituting Permitted Indebtedness;

(7) (A) Purchase Money Indebtedness, (B) Capital Lease Obligations, and (C) Indebtedness incurred in connection with an Asset Acquisition (including Acquired Indebtedness), in each case incurred by the Company or any Restricted Subsidiary, in an aggregate principal amount outstanding at any time not to exceed $15.0 million;

(8) Indebtedness constituting an agreement or commitment to pay a dividend that has been declared or otherwise to make a payment or distribution as described in Section 4.04(a)(i);

(9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two (2) Business Days after incurrence;

(10) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of performance bonds, notary bonds, bankers’ acceptances, workers’ compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and, in each of the foregoing cases, letters of credit in respect thereof) in the ordinary course of business;

(11) Refinancing Indebtedness;

(12) guarantees of Indebtedness permitted under this Indenture;

(13) customary earn-out and similar obligations incurred in connection with agreements to acquire assets or properties; and

(14) additional Indebtedness of the Company and the Restricted Subsidiaries in an aggregate principal amount not to exceed $10.0 million at any one time outstanding.

(c) For purposes of determining compliance with this Section 4.03:

(1) in the event that an item of Indebtedness or Preferred Stock meets the criteria of more than one of the categories of Indebtedness or Preferred Stock described in clauses (1) through (14) of Section 4.03(b), or is entitled to be incurred pursuant to Section 4.03(a), the Company shall, in its sole discretion, classify such item of Indebtedness and may, in its sole discretion, subject to clause (2) below, divide and classify such item of Indebtedness or Preferred Stock into more than one of such categories on the date of its incurrence, or later classify, reclassify or divide all or a portion of such item of Indebtedness or Preferred Stock, in any manner that complies with this Section 4.03;

(2) Indebtedness under the Credit Agreement outstanding on the Issue Date will be deemed to have been incurred pursuant to clause (2) of Section 4.03(b) and the Company will not be permitted to reclassify any portion of such Indebtedness thereafter; and

(3) accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Capital Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Capital Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Preferred Stock for purposes of this Section 4.03.

Section 4.04. Limitation on Restricted Payments. The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly:

(a) declare or pay any dividend or make any distribution (other than (i) dividends or distributions payable in Qualified Capital Stock of the Company and (ii) in the case of Restricted Subsidiaries, dividends or distributions to the Company or any other Restricted Subsidiary and pro rata dividends or distributions payable to the other holders of the same class of Capital Stock of such Restricted Subsidiary) on or in respect of shares of its Capital Stock to holders of such Capital Stock;

(b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company;

(c) make any principal payment on, purchase, defease, redeem, prepay or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any Subsidiary Guarantor that is subordinate or junior in right of payment to the Notes or such Subsidiary Guarantor’s Guarantee of the Notes; or

(d) make any Investment (other than Permitted Investments)

(each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a “Restricted Payment”), if at the time of such Restricted Payment or immediately after giving effect thereto:

(1) a Default or an Event of Default shall have occurred and be continuing;

(2) the Company is not able to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.03(a); or

(3) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made after the Issue Date (the amount expended for such purpose, if other than in cash, being the Fair Market Value of such property) shall exceed the sum of:

(w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned during the period beginning on the first day of the first full fiscal quarter following the Issue Date and ending on the last date of the most recent fiscal quarter for which financial statements are available prior to the date of such Restricted Payment (the “Reference Date”) (treating such period as a single accounting period); plus

(x) 100% of the aggregate net proceeds received by the Company from any Person (other than a Subsidiary of the Company) subsequent to the Issue Date and on or prior to the Reference Date from the issuance and sale of Qualified Capital Stock of the Company’s or as a contribution to the equity capital of the Company by any holder of the Company’s Capital Stock; plus

(y) without duplication of any amounts included in clause (3)(x) above, 100% of the net proceeds received by the Company from any Person (other than a Subsidiary of the Company) subsequent to the Issue Date and on or prior to the Reference Date from the issuance and sale of debt securities or Disqualified Capital Stock of the Company that has been converted into Qualified Capital Stock of the Company; plus

(z) without duplication, the sum of:

(1) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments (to the extent not included in Consolidated Net Income);

(2) the net cash proceeds received by the Company or any of the Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company) (to the extent not included in Consolidated Net Income); and

(3) upon Revocation of the status of an Unrestricted Subsidiary as an Unrestricted Subsidiary, the Fair Market Value of the Company’s and the Restricted Subsidiaries’ Investment in such Subsidiary;

provided, however, that the sum of clauses (1), (2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

(e) Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

(2) the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

(3) the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (a) shares of Qualified Capital Stock of the Company or (b) Refinancing Indebtedness;

(4) if no Default or Event of Default shall have occurred and be continuing, (i) payments to the Parent to permit the Parent, and which are used by the Parent, to redeem Capital Stock of the Parent from employees of the Parent or any of its Subsidiaries or their authorized representatives, upon the death, disability or termination of employment of such employees, and (ii) repurchases by the Company of Capital Stock of the Parent from employees of the Parent or any of its Subsidiaries or their authorized representatives, upon the death, disability or termination of employment of such employees, in an aggregate amount for all such redemptions and repurchases pursuant to this clause (4) not to exceed $1.0 million in any calendar year; provided that amounts not utilized in any calendar year may be carried forward to be utilized in a subsequent calendar year;

(5) payments by the Company or any of its Subsidiaries to or on behalf of the Parent in an amount sufficient to pay (A) out-of-pocket legal, management, accounting and filing costs of the Parent actually incurred by the Parent and (B) with respect to each tax year (or portion thereof), federal, state or local income taxes (as the case may be) imposed directly on or allocated to the Parent or which are due and payable by the Parent part of a consolidated group, to the extent such income taxes are attributable to the income of the Company or any of its Subsidiaries;

(6) for repurchases of Capital Stock of the Parent which are deemed to occur upon the cashless exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price of such options or warrants;

(7) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to Sections 4.06 and 4.08; provided that all Notes tendered by holders of the Notes in connection with the related Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(8) the payment of a dividend by the Company to the Parent on the Issue Date in an amount equal to the net proceeds from the sale of the Notes and borrowings under the Credit Agreement for the purpose of enabling Parent to fund the tender offer for and redemption of its outstanding 7 7/8% Senior Notes due 2008 and the other transactions described in the Offering Memorandum; and

(9) other Restricted Payments pursuant to this clause (9) not to exceed $5.0 million in the aggregate from and after the Issue Date.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (3) of Section 4.04(a), amounts expended pursuant to clauses (1), (2)(ii), (3)(ii)(a), (4) and (7) shall be included in such calculation.

For the avoidance of doubt, payments by the Company or any of its Subsidiaries to or on behalf of the Parent in an amount sufficient to pay (A) amounts due under contracts to which the Parent is a signatory (including, but not limited to, contracts related to administrative services or functions and insurance policies and related agreements), to the extent such expenses are attributable to the ownership or operation of the Company or any of its Subsidiaries, will not be deemed to be dividends or other distributions and (B) expenses in connection with salary, bonus and other benefits payable to officers and employees of the Parent to the extent that such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company or any of its Subsidiaries.

Section 4.05. Dividend and Other Payment Restrictions Affecting Subsidiaries. Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective, any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distributions on or in respect of its Capital Stock;

(b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or

(c) transfer any of its property or assets to the Company or any other Restricted Subsidiary,

except for such encumbrances or restrictions existing under or by reasons of:

(1) the Credit Agreement and any other agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date and any amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that the encumbrances and restrictions contained in any such amendments, restatements, renewals, replacements or refinancings are not, taken as a whole, materially more restrictive than the encumbrances or restrictions contained in such agreements on the Issue Date;

(2) this Indenture, the Notes and the Guarantees or in any indenture relating to Pari Passu Debt entered into after the Issue Date and incurred in compliance with the terms of this Indenture; provided that the encumbrances or restrictions in such agreements are not materially more restrictive than those contained in this Indenture;

(3) restrictions on cash or other deposits or net worth imposed by agreements entered into in the ordinary course of business;

(4) customary provisions in joint venture agreements and other similar agreements;

(5) restrictions on the transfer of certificates of necessity or other similar authorizations required by the Company and its Restricted Subsidiaries to provide emergency medical transportation services, to the extent contained in such documents or otherwise required by the granting authority or jurisdiction;

(6) applicable law, rule, regulation or order;

(7) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary;

(8) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(9) Purchase Money Indebtedness and Capitalized Lease Obligations permitted to be incurred pursuant to Section 4.03(b)(7) that impose limitations of the nature described in clause (c) of Section 4.05(a);

(10) customary restrictions on the transfer of any property or assets arising under a security or other agreement governing a Lien not prohibited under this Indenture;

(11) any agreement governing Refinancing Indebtedness; provided, however, that the encumbrances or restrictions contained in any such Refinancing Indebtedness are not, taken as a whole, materially more restrictive than the provisions relating to such encumbrances or restrictions contained in the Indebtedness being refinanced; and

(12) any restriction existing under any agreement entered into with respect to the sale or disposition of all or substantially all of the Capital Stock or of assets of a Subsidiary provided that the sale or disposition in governed by Sections 4.06 and 4.08.

Section 4.06. Asset Sales. (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of;

(2) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the Parent’s, the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto), of the Company or any of its Restricted Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets shall be deemed to be cash for purposes of this clause (2); and

(b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale shall be deemed to be cash for purposes of this clause (2); and

(3) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days after receipt thereof either to:

(A) repay Senior Debt or Guarantor Senior Debt or, in the case of an Asset Sale by a Restricted Subsidiary that is not a Guarantor, to repay Indebtedness of such Restricted Subsidiary and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly permanently reduce commitments with respect thereto,

(B) acquire Replacement Assets, or

(C) a combination of prepayment and acquisition permitted by the foregoing clauses (3)(A) and (3)(B).

(b) On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(A), (3)(B) and (3)(C) of Section 4.06(a) (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(A), (3)(B) and (3)(C) of the preceding paragraph (each a “Net Proceeds Offer Amount”) shall be applied by the Issuers to make an offer to purchase (the “Net Proceeds Offer”) to all Holders and, to the extent required by the terms of any Pari Passu Debt, an offer to purchase to all holders of such Pari Passu Debt, on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders (and holders of such Pari Passu Debt) on a pro rata basis, that principal amount of Notes (and Pari Passu Debt) equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, thereon to the date of purchase (and in the case of Pari Passu Debt, the redemption price for such Pari Passu Debt set forth in the related documentation governing such Indebtedness, plus accrued and unpaid interest, if any, thereon to the date of purchase); provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration) or Cash Equivalents, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.06.

(c) The Issuers may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales or deemed Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph). Pending the final application of any Net Cash Proceeds, the Company or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by this Indenture. The first such date the aggregate unutilized Net Proceeds Offer Amount is equal to or in excess of $10.0 million shall be treated for this purpose as the Net Proceeds Offer Trigger Date.

(d) In the event of the transfer of substantially all (but not all) of the property and assets of the Company and the Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Article 6 which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of the Company and the Restricted Subsidiaries not so transferred for purposes of this Section 4.06, and shall comply with the provisions of this Section 4.06 with respect to such deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or the Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.06.

(e) Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 principal amount at maturity in exchange for cash. If any proceeds remain after consummation of the purchase of all properly tendered and not withdrawn Notes pursuant to a Net Proceeds Offer, the Company may use such remaining proceeds for any purpose not otherwise prohibited by this Indenture. To the extent Holders properly tender Notes and holders of Pari Passu Debt properly tender such Indebtedness in an amount exceeding the Net Proceeds Offer Amount, the tendered Notes and Pari Passu Debt will be purchased on a pro rata basis based on aggregate amounts of Notes and Pari Passu Debt tendered. A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law. Upon completion of each Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero.

(f) The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.06, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.06 by virtue thereof.

Section 4.07. Transactions with Affiliates. (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), other than:

(i) Affiliate Transactions permitted under Section 4.07(b) below; or

(ii) Affiliate Transactions on terms that are not less favorable than those that would have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions which are related, similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $1.0 million shall be approved by a majority of the disinterested members of the Board of Directors of the Parent, such approval to be evidenced by a Board Resolution stating that such disinterested members of the Board of Directors have determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary enters into an Affiliate Transaction (or series of related Affiliate Transactions which are related, similar or part of a common plan) that involves an aggregate Fair Market Value of more than $10.0 million or as to which there are no disinterested members of the Board of Directors of the Parent shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

(b) The restrictions set forth in clause (a) shall not apply to:

(1) fees and compensation paid to, and benefits (including stock options and awards) and indemnity provided on behalf of, officers, directors, employees or consultants of the Parent, the Company or any Restricted Subsidiary as determined in good faith by the Parent’s or the Company’s Board of Directors or senior management;

(2) transactions exclusively between or among the Parent, the Company and any of the Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries; provided that such transactions are not otherwise prohibited by this Indenture;

(3) transactions between or among the Parent, the Company or any Restricted Subsidiary and Permitted Joint Ventures, to the extent such transactions are on terms that are not less favorable to the Parent, the Company or any Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm’s-length basis from a person that is not an Affiliate of the Company or such Restricted Subsidiaries;

(4) any agreement as in effect as of the Issue Date and disclosed in the Offering Memorandum or any amendment or replacement agreement thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; and

(5) Restricted Payments or Permitted Investments permitted by this Indenture.

Section 4.08. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Issuers purchase all or a portion of such Holder’s Notes pursuant to this Section 4.08 (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the “Change of Control Payment”).

(b) Within 30 days following the date upon which the Change of Control occurs, the Issuers must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”).

(c) Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the paying agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

(d) On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.

(e) On the Change of Control Purchase Date all Notes purchased by the Issuers under this Section 4.08 shall be delivered to the Trustee for cancellation, and the Issuers shall pay the Change of Control Payment to the Holders entitled thereto. The paying agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail to each Holder a new Note in a principal amount equal to any unpurchased portion of the Notes surrendered, if any; provided, however, that each new Note will be in a principal amount of $1,000 or an integral multiple of $1,000.

(f) Notwithstanding the foregoing provisions of this Section, the Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 4.08(b) applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(g) At the time the Issuers deliver Notes to the Trustee which are to be accepted for purchase, the Issuers shall also deliver an Officers’ Certificate stating that such Notes are to be accepted by the Issuers pursuant to and in accordance with the terms of this Section 4.08. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(h) Prior to any Change of Control Offer, the Issuers shall deliver to the Trustee an Officers’ Certificate stating that all conditions precedent contained herein to the right of the Issuers to make such offer have been complied with.

(i) The Issuers shall comply with the requirements of Section 14e-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.08 to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

Section 4.09. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company taking or propose to take with respect thereto. The Issuers also shall comply with Section 314(a)(4) of the TIA.

Section 4.10. Further Instruments and Acts. Upon request of the Trustee, the Issuers shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 4.11. Liens. The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens securing borrowed money against or upon any property or assets of the Company or any of the Restricted Subsidiaries, whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, unless:

(1) in the case of Liens securing borrowed money that is expressly subordinate or junior in right of payment to the Notes or a Guarantee, the Notes or such Guarantee are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

(2) in the case of Liens securing borrowed money that is equal or junior in right of payment to the Notes or a Subsidiary Guarantee, the Notes or such Subsidiary Guarantee are equally and ratably secured, except for:

(A) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date after giving effect to the application of the proceeds of the Offerings;

(B) Liens securing the Notes and the Guarantees;

(C) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness secured by a Lien permitted under this Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of the Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

(D) Permitted Liens.

Section 4.12. Limitation on Other Senior Subordinated Indebtedness. The Company will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) senior in right of payment to the Notes or the Guarantee of such Guarantor and subordinated in right of payment to any other Indebtedness of the Company or of such Guarantor, as the case may be.

Section 4.13. Maintenance of Office or Agency. (a) The Issuers shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or the Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee as set forth in Section 13.02.

(b) The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.

Section 4.14. Business Activities. The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar or reasonably related or ancillary to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date, including but not limited to any other emergency services businesses (a “Permitted Business”).

Section 4.15. Payment for Consent. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all holders of Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.16. Additional Subsidiary Guarantees. The Company will not permit any Restricted Subsidiary to guarantee the payment of any Indebtedness of the Company or any Indebtedness of a Guarantor unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest (including Registration Default Damages, if any) on the Notes on a senior subordinated basis and all other obligations under this Indenture except that (A) if the Notes or, if the issuer of the Indebtedness being Guaranteed is a Subsidiary Guarantor, its Subsidiary Guarantee is subordinated in right of payment to such Indebtedness, the Subsidiary Guarantee to be issued shall be subordinated to such Restricted Subsidiary’s Guarantee with respect to such Indebtedness substantially to the same extent as the Notes or the applicable Subsidiary Guarantee, as the case may be, is subordinated to such Indebtedness under this Indenture and (B) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or a Subsidiary Guarantee, any Guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary’s Subsidiary

Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes or the applicable Subsidiary Guarantee, as the case may be; (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; and (iii) such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that (A) such Subsidiary Guarantee has been duly executed and authorized and (B) such Subsidiary Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, subject to bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and general principles of equity; provided that this paragraph shall not be applicable to any Guarantee by any Restricted Subsidiary (x) that (A) existed at the time such Person became a Restricted Subsidiary and (B) was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, (y) that guarantees the payment of obligations of the Company or any Restricted Subsidiary under the Credit Agreement or (z) that is a Foreign Subsidiary and only guarantees Indebtedness of another Foreign Subsidiary.

The obligations of a Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent its Subsidiary Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Section 4.17. Limitation on Designations of Unrestricted Subsidiaries. (a) After the Issue Date, the Company may designate any Subsidiary of the Company (other than a Subsidiary of the Company which owns Capital Stock of a Restricted Subsidiary) as an “Unrestricted Subsidiary” (a “Designation”) only if:

(1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2) the Company is permitted to make a Restricted Payment pursuant to Section 4.04 at the time of Designation (assuming the effectiveness of such Designation) in an amount equal to the Fair Market Value of the Company’s and the Restricted Subsidiaries’ Investment in such Subsidiary on such date.

(b) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, at any time:

(1) provide direct or indirect credit support for or a guarantee of any Indebtedness of any Unrestricted Subsidiary (including any undertaking agreement or instrument evidencing such Indebtedness);

(2) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary; or

(3) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary),

except, in the case of clause (b)(1) or (b)(2), to the extent permitted under Section 4.04 or the definition of Permitted Investments.

(c) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (“Revocation”), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if:

(1) no Default or Event of Default shall have occurred and be continuing at the time and after giving effect to such Revocation;

(2) immediately after giving effect to such Revocation, the Company would be permitted to incur $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.03(a); and

(3) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred under this Indenture.

(d) All Designations and Revocations must be evidenced by a Board Resolution of the Company delivered to the Trustee, together with an Officers’ Certificate certifying compliance with the foregoing provisions.

Section 4.18. Existence of the Corporate Co-Issuer. So long as the Notes remain outstanding, the Company will maintain the Corporate Co-Issuer as a Wholly-Owned Subsidiary that is organized as a corporation under the laws of the United States of America, any State thereof or the District of Columbia that will serve as a co-issuer of the Notes unless the Company itself becomes a corporation under the laws of the United States of America, any State thereof or the District of Columbia. The Corporate Co-Issuer shall not engage in any business or activity, other than acting as a co-issuer of the Notes, providing a guarantee of the Credit Agreement, acting as a co-issuer or guarantor of any other Indebtedness of the Company to the extent such Indebtedness is permitted to be incurred under this Indenture and other activities reasonably ancillary thereto and shall not merge, consolidate with or into any other Person other than the Company with the Corporate Co-Issuer being the surviving entity.

ARTICLE 5

MERGER, CONSOLIDATION OR SALE OF ASSETS

Section 5.01. Consolidation, Merger or Sale of Assets of the Company. The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of)

all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) to any Person unless:

(1) either

(A) the Company shall be the surviving or continuing corporation or

(B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made (the “Surviving Entity”):

(i) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(ii) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

(2) except in the case of a consolidation or merger of the Company with or into, or a disposition to, a Restricted Subsidiary, immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(ii) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.03(a);

(3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(ii) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and

(4) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such.

Section 5.02. Consolidation, Merger or Sale of Assets by a Guarantor. No Subsidiary Guarantor (other than any Subsidiary Guarantor whose Guarantee is to be released in accordance with the terms of the Subsidiary Guarantee and this Indenture) will, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Subsidiary Guarantor unless:

(1) the entity formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(2) such entity assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor under this Indenture, such Subsidiary Guarantor’s Subsidiary Guarantee and the Registration Rights Agreement;

(3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(4) except in the case of a consolidation or merger of a Subsidiary Guarantor with another Subsidiary Guarantor, immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of Section 5.01(2); and

(5) Company shall have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel, each stating that such consolidation or merger and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default. The following events constitute an “Event of Default”:

(a) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment is prohibited by Article 10 of this Indenture);

(b) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment is prohibited by Article 10 of this Indenture);

(c) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 60 days after the Issuers receive written notice specifying the default from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except that a default with respect to Article 5 will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(d) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness now exists or is created after the Issue Date, which default (A) is caused by a failure to pay principal at final maturity of such Indebtedness after any applicable grace period (and any extensions thereof) provided in such Indebtedness on the date of such default (a “payment default”) or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been such a payment default or the maturity of which has been so accelerated, aggregates $5.0 million;

(e) one or more judgments in an aggregate amount in excess of $5.0 million (net of amounts covered by insurance) shall have been rendered against the Issuers or any of the Restricted Subsidiaries and such judgments remain undischarged, unpaid, unstayed or unsatisfied for a period of 60 days after such judgment or judgments become final and nonappealable;

(f) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv) makes a general assignment for the benefit of its creditors or take any comparable action under any foreign laws relating to insolvency;

(g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any Significant Subsidiary in an involuntary case;

(ii) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property;

(iii) orders the winding up or liquidation of the Company or any Significant Subsidiary; or

(iv) any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

(h) any Guarantee of a Significant Subsidiary of the Company ceases to be in full force and effect or any Guarantee of such a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of such a Significant Subsidiary is found to be invalid or any Guarantor which is such a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of such Guarantor in accordance with the terms of this Indenture).

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

Section 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Sections 6.01(f) or (g) with respect to any Issuer) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of, premium, if any, and accrued interest on all the Notes to be due and payable immediately by notice in writing to the Issuers (and if given by the Holders, the Trustee) specifying the respective Events of Default and that it is a “notice of acceleration.” Upon such notice of acceleration, the aggregate principal amount of and accrued and unpaid interest on the outstanding Notes shall become due and payable (a) if there is no Indebtedness outstanding under any Senior Debt at such time, immediately and (b) if otherwise, upon the earlier of (i) the final maturity (after giving effect to any applicable grace period or extensions thereof) or an acceleration of any Indebtedness under the Credit Agreement prior to the express final stated maturity thereof and (ii) five (5) business days after the Representative under the Credit Agreement receives the notice of acceleration, but, in the case of this clause (b) only, if such Event of Default is then continuing. If an Event of Default specified in Sections 6.01(f) or (g) above occurs and is continuing with respect to any Issuer, then all unpaid principal of, premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

In the event of an acceleration declaration of the Notes because an Event of Default described in Section 6.01(d) has occurred and is continuing, the acceleration declaration shall be automatically annulled if the payment default or other default triggering such Event of Default pursuant to Section 6.01(d) shall be remedied or cured by the Issuer or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the acceleration declaration with respect thereto and if (a) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the then outstanding Notes may rescind and cancel such declaration and its consequences:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, if interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4) if the Issuers have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5) in the event of the cure or waiver of an Event of Default of the type described in Sections 6.01(f) or (g), the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

The Holders of a majority in principal amount of the then outstanding Notes may waive any existing Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any Notes.

The Issuers are required to provide an Officers’ Certificate to the Trustee promptly upon the Issuers obtaining knowledge of any Default or Event of Default (provided that the Issuers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04. Waiver of Past Defaults. Provided the Notes are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in aggregate principal amount of the Notes outstanding by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Note (including in connection with an offer to purchase) or (b) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured and the Issuer, the Trustee and the Holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.05. Control by Majority. The Holders of a majority in principal amount of the Notes outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 6.06. Limitation on Suits. (a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(ii) the Holders of at least 25% in principal amount of the Notes make a written request to the Trustee to pursue the remedy;

(iii) such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to it against any loss, liability or expense;

(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(v) the Holders of a majority in principal amount of the Notes outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

(b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07. Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.07.

Section 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the Holders allowed in any judicial proceedings relative to the Company or any Guarantor, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

Section 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to holders of Senior Debt of the Issuers to the extent required by Article 10 and to holders of Senior Debt of the Guarantors to the extent required by Article 12;

THIRD: to the Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

FOURTH: to the Issuers.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Holder and the Issuers a notice that states the record date, the payment date and amount to be paid.

Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.

Section 6.12. Waiver of Stay or Extension Laws. Neither the Issuers nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuers and each Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

Section 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(b) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(c) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

Section 7.02. Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its own selection and the advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuers and shall incur no liability of any kind by reason of such inquiry or investigation.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss or profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Guarantee or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuers or any Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (e) or (h) or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received notice thereof in accordance with Section 13.02 hereof from the Issuer, any Guarantor or any Holder.

Section 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Holder notice of the Default within the earlier of (a) 90 days after it occurs or (b) 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06. Reports by Trustee to the Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to September 30 in each year, the Trustee shall mail to each Holder a brief report dated as of such September 30 that complies with Section 313(a) of the TIA if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the TIA.

A copy of each report at the time of its mailing to the Holders shall be filed with the Commission and each stock exchange (if any) on which the Notes are listed. The Issuers agree to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

Section 7.07. Compensation and Indemnity. The Issuers shall pay to the Trustee from time to time reasonable compensation for its services, as agreed upon from time to time in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuers and each Guarantor, jointly and severally shall indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture or Guarantee against the Issuers or a Guarantor (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by the Issuer, any Guarantor, any Holder or any other Person). The Trustee shall notify the Issuers of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuers shall not relieve the Issuers or any Guarantor of its indemnity obligations hereunder. The Issuers shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuers’ expense in the defense. Such indemnified parties may have separate counsel and the Issuers and the Guarantors, as applicable shall pay the fees and expenses of such counsel; provided, however, that the Issuers shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Issuers and the Guarantors, as applicable, and such parties in connection with such defense. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, negligence or bad faith.

To secure the Issuers’ and the Guarantors’ payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Issuers’ and the Guarantors’ payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

Section 7.08. Replacement of Trustee. (a) The Trustee may resign and be discharged from the trust hereby created upon 30 days’ prior notice to the Issuers. The Holders of a majority in principal amount of the Notes outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuers shall remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns, is removed by the Issuers or by the Holders of a majority in principal amount of the Notes outstanding and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall, upon payment of its charges hereunder, promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition at the expense of the Issuers any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any series of securities issued under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

Section 7.11. Preferential Collection of Claims Against Issuer. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01. Discharge of Liability on Notes. This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes, as expressly provided for in this Indenture) as to all outstanding Notes when:

(1) either: (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable or within one year will become due and payable, whether at maturity or as a result of the mailing of a notice of redemption, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in an amount in cash in U.S. dollars, non-callable Government Obligations, or combination thereof, sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) the Issuers and/or the Guarantors have paid or caused to be paid all other sums payable by them under this Indenture; and

(3) the Issuers have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Section 8.02. Defeasance. (a) The Issuers may, at their option and at any time, elect to have all of their obligations and the obligations of any Guarantors discharged with respect to the outstanding Notes issued under this Indenture (“Legal Defeasance”). Such Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for:

(i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due;

(ii) the Issuers’ obligations with respect to the Notes under Sections 2.07, 2.08 and 2.10 and the maintenance of an office or agency for payments;

(iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ obligations in connection therewith; and

(iv) this Section 8.02(a).

(b) The Issuers may, at their option and at any time, elect to have their obligations released with respect to Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.14, 4.16 and 4.17 and the operation of Article 5 and Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f) (with respect to Significant Subsidiaries of the Company only), 6.01(g) (with respect to Significant Subsidiaries of the Company only) and 6.01(h) of this Indenture (“Covenant Defeasance”) and thereafter any omission or failure to comply, with those covenants will not constitute a Default or Event of Default with respect to the Notes. The Issuers may exercise their Legal Defeasance option notwithstanding their prior exercise of their Covenant Defeasance option. In the event the Issuers terminate all of their obligations under the Notes and this Indenture (with respect to the Notes) by exercising their Legal Defeasance option or their Covenant Defeasance option, the obligations of each Guarantor under its Guarantee of the Notes shall be terminated simultaneously with the termination of such obligations.

If the Issuers exercise their Legal Defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default. If the Issuers exercise their Covenant Defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default specified in Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f) (with respect to Significant Subsidiaries of the Company only) and 6.01(g) (with respect to Significant Subsidiaries of the Company only) or because of the failure of the Issuers to comply with Section 5.01.

Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.

(c) Notwithstanding clauses (a) and (b) above, the Issuers’ obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07 and 7.08 and in this Article 8 shall survive until the Notes have been paid in full. Thereafter, the Issuers’ obligations in Sections 7.07, 8.06 and 8.07 shall survive such satisfaction and discharge.

Section 8.03. Conditions to Defeasance. (a) The Issuers may exercise their Legal Defeasance option or their Covenant Defeasance option only if:

(i) the Issuers irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Issuers, to pay the principal of, premium, if any, and interest on the Notes on the stated date of payment thereof or on the applicable redemption date, as the case may be;

(ii) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv) no Default or Event of Default shall have occurred and be continuing on the date of the deposit described in clause (i) above and ending on the 91st day after the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

(v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under this Indenture or any other material agreement or instrument to which the Issuers or any of their Subsidiaries is a party or by which the Issuers or any of their Subsidiaries is bound (other than any such breach or violation or default resulting solely from the borrowing of funds to be applied to such deposit and the grant of any Lien on such deposit in favor of the Trustee and/or the Holders);

(vi) the Issuers shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or others;

(vii) the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(viii) certain other customary conditions precedent are satisfied.

If the funds deposited with the Trustee to effect Legal Defeasance or Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the Issuers’ obligations and the obligations of the Guarantors under this Indenture will be revived and no such defeasance will be deemed to have occurred.

(b) Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article 3.

Section 8.04. Application of Trust Money. The Trustee shall hold in trust money or Government Obligations (including proceeds thereof) deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes so discharged or defeased. Money and securities so held in trust are not subject to Article 10 or Article 12.

Section 8.05. Repayment to Issuers. Each of the Trustee and each Paying Agent shall promptly turn over to the Issuers upon request any money or Government Obligations held by it as provided in this Article which, in the written opinion of nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuers for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

Section 8.06. Indemnity for Government Obligations. The Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Government Obligations or the principal and interest received on such Government Obligations.

Section 8.07. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under this Indenture and the Notes so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or any Paying Agent is permitted to apply all such money or Government Obligations in accordance with this Article 8; provided, however, that, if the Issuers have made any payment of principal of or interest on, any such Notes because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Obligations held by the Trustee or any Paying Agent.

ARTICLE 9

AMENDMENTS AND WAIVERS

Section 9.01. Without Consent of the Holders. The Issuers and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

(i) to cure any ambiguity, omissions, defects or inconsistency;

(ii) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B);

(iii) to provide for the assumption of the Company’s obligations to holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets pursuant to Article 5 hereof;

(iv) to add any Guarantee of the Notes or to release Parent’s Guarantee or any other Guarantee;

(v) to add to the covenants of the Issuers for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuers;

(vi) to comply with any requirement of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(vii) to make any change that would provide additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any Holder; or

(viii) to provide for the issuance of the Exchange Notes or the Additional Notes, which shall have terms substantially identical in all material respects to the Initial Notes, and which shall be treated, together with any outstanding Initial Notes, as a single issue of securities.

In formulating its opinion on such matters, the Trustee shall be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel.

No amendment of, or supplement or waiver to, this Section 9.01 shall adversely affect the rights of any holder of Senior Debt or Guarantor Senior Debt under Article 10 or Article 12, without the consent of such holder or, in accordance with the terms of such Senior Debt or Guarantor Senior Debt, the consent of the Representative of such holder or the requisite holders of such Senior Debt or Guarantor Senior Debt.

After an amendment under this Section 9.01 becomes effective, the Issuers shall mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

Section 9.02. With Consent of the Holder. This Indenture or the Notes issued hereunder may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding issued under this Indenture. However, without the consent of each Holder affected thereby, no amendment may:

(1) reduce the amount of Notes whose Holders must consent to an amendment;

(2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

(3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

(4) make any Notes payable in money other than that stated in the Notes;

(5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, and interest on such Notes on or after the stated due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the then outstanding Notes to waive Defaults or Events of Default;

(6) amend, change or modify in any material respect the obligation of the Issuers to make and consummate a Change of Control Offer after the occurrence of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

(7) modify or change any provision of this Indenture or the related definitions affecting the subordination of the Notes or any Guarantee in a manner which adversely affects the Holders; or

(8) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

No amendment of, or supplement or waiver to, this Section 9.02 shall adversely affect the rights of any holder of Senior Debt or Guarantor Senior Debt under Article 10 or Article 12, without the consent of such holder or, in accordance with the terms of such Senior Debt or Guarantor Senior Debt, the consent of the Representative of such holder or the requisite holders of such Senior Debt or Guarantor Senior Debt.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Issuers shall mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

Section 9.03. Compliance with Trust Indenture Act. From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers’ Certificate from the Issuers certifying that the requisite principal amount of Notes have consented. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuers or the Trustee of consents by the Holders of the requisite principal amount of securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuers and the Trustee.

(b) The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.05. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Issuers may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but is not required to sign it. In signing such amendment, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuers and the Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

Section 9.07. Additional Voting Terms; Calculation of Principal Amount. All Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter. Determinations as to whether Holders of the requisite aggregate principal amount of Notes have concurred in any direction, waiver or consent shall be made in accordance with this Article 9.

ARTICLE 10

SUBORDINATION

Section 10.01. Agreement to Subordinate. The Issuers agree, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Debt of the Issuers (including all Obligations with respect to the Credit Agreement), and that the subordination is for the benefit of and enforceable by the holders of such Senior Debt. The obligations hereunder with respect to an Issuer shall in all respects rank senior in right of payment to all existing and future Subordinated Indebtedness of such Issuer; and only Indebtedness of such Issuer that is Senior Debt of such Issuer shall rank senior to the obligations of such Issuer in accordance with the provisions set forth herein. For purposes of this Article 10, the Indebtedness evidenced by the Notes shall be deemed to include any Registration Default Damages payable pursuant to the provisions set forth in the Notes and the Registration Rights Agreement. All provisions in this Article 10 shall be subject to Section 10.12. Payments by the Issuers of principal, interest, premium, Registration Default Damages, if any, and other amounts on, or with respect to, the Notes (including without limitation payments to purchase, redeem or retire same whether for cash or property or otherwise whether for cash or property or otherwise) are referred to herein as “Subordinated Note Payments.”

Section 10.02. Liquidation, Dissolution, Bankruptcy. The holders of Senior Debt will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Debt (including interest accruing after the commencement of any bankruptcy or other like proceeding at the rate specified in the applicable Senior Debt whether or not such interest is an allowed claim in any such proceeding) before the Holders of Notes will be entitled to receive any payment or distribution of any kind or character with respect to any Obligations on, or relating to, the Notes (other than Permitted Junior Securities) in the event of any distribution to creditors of the Issuers:

(1) in a total or partial liquidation, dissolution or winding up of the Issuers;

(2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuers or their property;

(3) in an assignment for the benefit of creditors; or

(4) in any marshalling of the Issuers’ assets and liabilities.

Section 10.03. Default on Senior Debt. (a) The Issuers may not make any Subordinated Note Payments if:

(1) a payment default on any Senior Debt occurs and is continuing; or

(2) any other default occurs and is continuing on Designated Senior Debt that permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the Representative of any Designated Senior Debt.

(b) Subordinated Note Payments may and shall be resumed:

(1) in the case of a payment default, upon the date on which such default is cured or waived; and

(2) in case of a nonpayment default, upon the earliest of (x) the date on which all nonpayment defaults are cured or waived (so long as no other event of default exists), (y) 180 days after the date on which the applicable Payment Blockage Notice is received and (z) the date on which the Trustee receives notice from the Representative for such Designated Senior Debt rescinding the Payment Blockage Notice, unless the maturity of any Designated Senior Debt has been accelerated.

(c) No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of delivery of such initial Payment Blockage Notice that in either case would give rise to a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose).

Section 10.04. Acceleration of Payment of Notes. If payment of the Notes is accelerated because of an Event of Default, the Issuers or the Trustee (provided, that the Trustee shall have received written notice from the Issuer, on which notice the Trustee shall be entitled to conclusively rely) shall promptly notify the holders of the Designated Senior Debt of the Issuers (or their Representative) of the acceleration.

Section 10.05. When Distribution Must Be Paid Over. If the Trustee or any Holder of the Notes receives a Subordinated Note Payment when the payment is prohibited by this Article 10, the Trustee or the Holder, as the case may be, will hold such Subordinated Note Payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the Trustee or the Holder, as the case may be, will deliver the Subordinated Note Payment in trust to the holders of Senior Debt or their proper Representative.

Section 10.06. Subrogation. After all Senior Debt of the Issuers is paid in full and until the Notes are paid in full in cash, the Holders shall be subrogated to the rights of holders of such Senior Debt to receive distributions applicable to Senior Debt of the Issuers. A distribution under this Article 10 made to holders of such Senior Debt which otherwise would have been made to the Holders is not, as between the Issuers and the Holders, a payment by the Issuers on such Senior Debt.

Section 10.07. Relative Rights. This Article 10 defines the relative rights of the Holders and holders of Senior Debt of the Issuers. Nothing in this Indenture shall:

(a) impair, as between the Issuers and the Holders, the obligation of the Issuers, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; or

(b) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt of the Issuers to receive distributions otherwise payable to the Holders.

Section 10.08. Subordination May Not Be Impaired by Issuers. No right of any holder of Senior Debt of the Issuers to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Issuers or by their failure to comply with this Indenture.

Section 10.09. Rights of Trustee and Paying Agent. Notwithstanding Section 10.03, the Trustee or any Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article 10. The Issuers, the Registrar, any Paying Agent, a Representative or a holder of Senior Debt of the Issuers may give the notice.

The Trustee in its individual or any other capacity may hold Senior Debt of the Issuers with the same rights it would have if it were not Trustee. The Registrar and any Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Debt of the Issuers which may at any time be held by it, to the same extent as any other holder of such Senior Debt; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 or any other Section of this Indenture.

Section 10.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt of the Issuers, the distribution may be made and the notice given to their Representative (if any).

Section 10.11. Article 10 Not to Prevent Events of Default or Limit Right to Accelerate. The failure to make a payment pursuant to the Notes by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.

Section 10.12. Trust Monies Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of Government Obligations held in trust under Article 8 by the Trustee and deposited at a time when the applicable conditions specified in Sections 8.01 and 8.03 are satisfied and when permitted by the subordination provisions of this Article 10 for the payment of principal of and interest on the Notes shall not be subordinated to the prior payment of any Senior Debt of the Issuers or subject to the restrictions set forth in this Article 10, and none of the Holders shall be obligated to pay over any such amount to the Issuers or any holder of Senior Debt of the Issuers or any other creditor of the Issuers.

Section 10.13. Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article 10, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Representatives for the holders of Senior Debt of the Issuers for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Debt and other Indebtedness of the Issuers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of the Issuers to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

Section 10.14. Trustee to Effectuate Subordination. Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt of the Issuers as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

Section 10.15. Trustee Not Fiduciary for Holders of Senior Debt. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Issuers and shall not be liable to any such holders if it shall mistakenly pay over or distribute to the Holders or the Issuers or any other Person money or assets to which any holders of Senior Debt of the Issuers shall be entitled by virtue of this Article 10 or otherwise.

Section 10.16. Reliance by Holders of Senior Debt on Subordination Provisions. Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of the Issuers, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of such Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt of the Issuers may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article 10 or the obligations hereunder of the Holders to the holders of the Senior Debt of the Issuers, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt of the Issuers, or otherwise amend or supplement in any manner Senior Debt of the Issuers, or any instrument evidencing the same or any agreement under which Senior Debt of the Issuers is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt of the Issuers; (iii) release any Person liable in any manner for the payment or collection of Senior Debt of the Issuers; and (iv) exercise or refrain from exercising any rights against the Issuers and any other Person.

ARTICLE 11

GUARANTEES

Section 11.01. Guarantees of the Notes. (a) The obligations of the Issuers pursuant to the Notes, including any repurchase obligation resulting from a Change of Control, are hereby unconditionally guaranteed, jointly and severally, on an unsecured, subordinated basis, by each of the Guarantors.

(b) Each Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuers under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, premium, if any, or interest on in respect of the Notes and all other monetary obligations of the Issuers under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuers whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation.

(c) Each Guarantor waives presentation to, demand of payment from and protest to the Issuers of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Notes or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any Guarantor; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor, except as provided in Section 11.02(b).

(d) Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, if applicable, such that such Guarantor’s obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuers first be used and depleted as payment of the Issuers’ or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Issuers be sued prior to an action being initiated against such Guarantor.

(e) Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(f) The Guarantee of each Guarantor is, to the extent and in the manner set forth in Article 12, subordinated and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on all Senior Debt of the relevant Guarantor and is made subject to such provisions of this Indenture.

(g) Except as expressly set forth in Sections 8.01, 8.02, 11.02 and 11.07, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(h) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuers to the Holders and the Trustee.

(i) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in Article 12. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 11.01.

(j) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

(k) Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 11.02. Limitation on Liability. (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount (after giving effect to all guarantees by it of Senior Debt) that can be hereby guaranteed without rendering this Indenture or the Guarantees, as they relate to such Guarantor, subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or other comparable provision of applicable law.

(b) The Guarantee of a Subsidiary Guarantor will be released:

(i) in connection with any sale of other disposition of all of the Capital Stock of such Subsidiary Guarantor to a Person other than Parent or any of its Subsidiaries, if the sale complies with Section 4.06;

(ii) in connection with the sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor, including by way of merger, consolidation or otherwise, to a Person other than Parent or any of its Subsidiaries, if the sale or disposition complies with Section 4.06;

(iii) if (A) the Subsidiary Guarantor’s guarantee of the Credit Agreement is released or such release is authorized under the Credit Agreement and the administrative agent under the Credit Agreement has agreed to release such guarantee subject only to, and promptly following, the release of such Subsidiary Guarantor’s Guarantee or (B) the Indebtedness that resulted in the creation of such Guarantee is released or discharged (other than by reason of payment under such Guarantee); or

(iv) if the Issuers designate such Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.17.

Notwithstanding the foregoing, if any Subsidiary Guarantor is released from its Guarantee pursuant to paragraph (b)(i), (ii) or (iii) above, and such Subsidiary Guarantor is not released from its guarantee of the Credit Agreement within 20 days after the release of its Guarantee, then such Subsidiary Guarantor shall immediately provide a Guarantee under this Indenture until such Subsidiary Guarantor’s guarantee under the Credit Agreement is released.

(c) The Guarantee of Parent may be released at any time after the Offerings at the option of the Issuers and Parent without the consent of Holders by delivery of notice of release to the Trustee.

Section 11.03. Successors and Assigns. This Article 11 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 11.04. Execution and Delivery of Guarantee. To evidence its Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form included in Exhibit D shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by an Officer.

If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors

Section 11.05. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

Section 11.06. Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 11.07. Execution of Supplemental Indenture for Future Guarantors. Each Subsidiary and other Person which is required to become a Guarantor pursuant to this Article 11 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit E hereto pursuant to which such Subsidiary or other Person shall become a Guarantor under this Article 11 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of

Counsel and an Officers’ Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary or other Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and/or to such other matters as the Trustee may reasonably request.

Section 11.08. Non-impairment. The failure to endorse a notation of Guarantee on any Note shall not affect or impair the validity thereof.

ARTICLE 12

SUBORDINATION OF THE GUARANTEES

Section 12.01. Agreement to Subordinate. Each Guarantor agrees, and each Holder by accepting a Note agrees, that the obligations of a Guarantor hereunder and under any Guarantee will be subordinated to Guarantor Senior Debt on the same basis as the Notes are subordinated to Senior Debt, to the extent and in the manner provided in this Article 12, to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Debt (including with respect to all Parent’s Obligations under the Discount Notes), of such Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Debt of such Guarantor. The obligations hereunder with respect to a Guarantor shall in all respects rank senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor; and only Indebtedness of such Guarantor that is Senior Debt of such Guarantor shall rank senior to the obligations of such Guarantor in accordance with the provisions set forth herein. For purposes of this Article 12, the Indebtedness evidenced by the Notes shall be deemed to include any Registration Default Damages payable pursuant to the provisions set forth in the Notes and the Registration Rights Agreement. All provisions of this Article 12 shall be subject to Section 12.12.

Section 12.02. Liquidation, Dissolution, Bankruptcy. Payments by any Guarantor of principal, interest, premium, Registration Default Damages, if any, and other amounts with respect to the Notes (including without limitation, payments to purchase, redeem or retire same) or any Guarantee are referred to herein as “Subordinated Guarantee Payments.” The holders of Senior Debt of such Guarantor will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt, whether or not such interest is an allowed or allowable claim under applicable law) before the Holders of Notes will be entitled to receive any Subordinated Guarantee Payments (other than Permitted Junior Securities) from such Guarantor, in the event of any distribution to creditors of the Guarantors:

(a) in a total or partial liquidation, dissolution or winding up of a Guarantor;

(b) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to a Guarantor or its property;

(c) in an assignment for the benefit of creditors; or

(d) in any marshaling of a Guarantor’s assets and liabilities.

Section 12.03. Default on Senior Debt. (a) The Guarantors may not make any Subordinated Guarantee Payments if:

(1) a payment default on Guarantor Senior Debt occurs and is continuing; or

(2) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the Trustee receives a Payment Blockage Notice of such default under Section 10.03.

(b) Subordinated Guarantee Payments may and shall be resumed:

(1) in the case of a payment default, upon the date on which such default is cured or waived; and

(2) in the case of a nonpayment default, upon the earliest of (x) the date on which all nonpayment defaults are cured or waived (so long as no other event of default exists), (y) 180 days after the date on which the applicable Payment Blockage Notice is received and (z) the date on which the Trustee receives notice from a Representative for the respective issue of Designated Senior Debt rescinding the Payment Blockage Notice, unless the maturity of any Designated Senior Debt has been accelerated.

Section 12.04. [Reserved].

Section 12.05. When Distribution Must Be Paid Over. If the Trustee or any Holder of the Notes receives a Subordinated Guarantee Payment when the payment is prohibited by this Article 12, the Trustee or the Holder, as the case may be, will hold such Subordinated Guarantee Payment in trust for the benefit of the holders of Senior Debt. Upon the written request of the holders of Senior Debt, the Trustee or the Holder, as the case may be, will deliver the Subordinated Guarantee Payment in trust to the holders of Senior Debt or their proper Representative.

Section 12.06. Subrogation. After all Senior Debt of the Guarantors has been paid in full and until the Notes are paid in full in cash, the Holders shall be subrogated to the rights of holders of such Senior Debt to receive distributions applicable to Senior Debt of the Guarantors. A distribution under this Article 12 made to the holders of such Senior Debt which otherwise would have been made to the Holders is not, as between the Guarantors and the Holders, a payment by the Guarantors on such Senior Debt.

Section 12.07. Relative Rights. This Article 12 defines the relative rights of the Holders and holders of Senior Debt of the Guarantors. Nothing in this Indenture shall:

(a) impair, as between the Guarantors and the Holders, the obligation of the Guarantors, which is absolute and unconditional, to pay amounts guaranteed in accordance with the terms of the Guarantees; or

(b) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt of the Guarantors to receive distributions otherwise payable to the Holders.

Section 12.08. Subordination May Not Be Impaired by Guarantors. No right of any holder of Senior Debt of the Guarantors to enforce the subordination of the Indebtedness evidenced by the Notes or pursuant to the Guarantees shall be impaired by any act or failure to act by the Guarantors or by their failure to comply with this Indenture

Section 12.09. Rights of Trustee and Paying Agent. Notwithstanding Section 12.03, the Trustee or any Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under Article 10 or this Article 12. The Issuers, a Guarantor, the Registrar, any Paying Agent, a Representative or a holder of Senior Debt of the Issuers or any Guarantor may give the notice.

The Trustee in its individual or any other capacity may hold Senior Debt of the Guarantors with the same rights it would have if it were not Trustee. The Registrar and any Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Debt of the Guarantors which may at any time be held by it, to the same extent as any other holder of such Senior Debt; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 or any other Section of this Indenture.

Section 12.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt of the Guarantors, the distribution may be made and the notice given to their Representative (if any).

Section 12.11. Article 12 Not to Prevent Events of Default or Limit Right to Accelerate. The failure to make a payment pursuant to the Notes or any Guarantee by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 12 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.

Section 12.12. Trust Monies Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of Government Obligations held in trust under Article 8 by the Trustee and deposited at a time when the applicable conditions specified in Sections 8.01 and 8.03 are satisfied and when permitted by the subordination provisions of Article 10 and this Article 12 for the payment of principal of and interest on the Notes and/or on the Guarantees shall not be subordinated to the prior payment of any Senior Debt of the Guarantors or subject to the restrictions set forth in this Article 12, and none of the Holders shall be obligated to pay over any such amount to the Guarantors or any holder of Senior Debt of the Guarantors or any other creditor of the Guarantors.

Section 12.13. Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article 12, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Representatives for the holders of Senior Debt of the Guarantors for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Debt and other Indebtedness of the Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of the Guarantors to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.

Section 12.14. Trustee to Effectuate Subordination. Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt of the Guarantors as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

Section 12.15. Trustee Not Fiduciary for Holders of Senior Debt of a Guarantor. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Guarantors and shall not be liable to any such holders if it shall mistakenly pay over or distribute to the Holders or the Guarantors or any other Person money or assets to which any holders of Senior Debt of the Guarantors shall be entitled by virtue of this Article 12 or otherwise.

Section 12.16. Reliance by Holders of Senior Debt of a Guarantor on Subordination Provisions. Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of the Guarantors, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of such Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

ARTICLE 13

MISCELLANEOUS

Section 13.01. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

Section 13.02. Notices. (a) Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile or mailed by first-class mail addressed as follows:

if to the Issuers or a Guarantor:

Rural/Metro Corporation
9221 E. Via de Ventura
Scottsdale, Arizona 85258
Attention: Michael Zarriello, Chief Financial Officer
Telephone No.: (480) 606-3886
Facsimile No.: (480) 606-3328

with a copy to:

Weil, Gotshal and Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Todd Chandler, Esq.
Telephone No.: (212) 310-8000
Facsimile No.: (212) 310-8007

if to the Trustee:

Wells Fargo Bank, N.A.
213 Court Street, Suite 703
Middletown, Connecticut 06457
Attention: Joseph P. O’Donnell
Facsimile No.: (860) 704-6217

The Issuers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

(c) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.

Section 13.03. Communication by the Holders with Other Holders. The Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and other Persons shall have the protection of Section 312(c) of the TIA.

Section 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Issuers shall furnish to the Trustee at the request of the Trustee:

(a) an Officers’ Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 13.06. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

Section 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the Holders. The Registrar and a Paying Agent may make reasonable rules for their functions.

Section 13.08. Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.

Section 13.09. Governing Law. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.10. Jurisdiction; Consent to Service of Process. (a) Each of the Issuers and the Guarantors hereby irrevocably and unconditionally submits, for itself and its property, to the general jurisdiction of the New York State courts, sitting in the Borough of Manhattan, the City of New York, or the federal courts of the United States of America for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Indenture shall affect any right that any Holder may otherwise have to bring any action or proceeding relating to this Indenture or the Notes against the Issuers or any Guarantor or their properties in the courts of any jurisdiction.

(b) Each of the Issuers and the Guarantors hereby irrevocably and unconditionally waives, and agrees not to plea or claim, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each of the Issuers and the Guarantors hereby irrevocably and unconditionally appoints CT Corporation System with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011 and its successors hereunder (the “Process Agent”), as its agent to receive on behalf of each of the Issuers and any Guarantor and its property of all writs, claims, process, and summonses in any action or proceeding brought against it in the State of New York. Such service may be made by mailing or delivering a copy of such process to the Issuers or any Guarantor, as the case may be, in care of the Process Agent at the address specified above for the Process Agent, and each of the Issuers and the Guarantors hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Failure by the Process Agent to give notice to the Issuers or any Guarantor, as applicable, or failure of the Issuers or any Guarantor, as applicable, to receive notice of such service of process shall not impair or affect the validity of such service on the Process Agent, the Issuers or any Guarantor, or of any judgment based thereon. Each of the Issuers and the Guarantors covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent above in full force and effect, and to cause the Process Agent to act as such. Each of the Issuers and the Guarantors further covenants and agrees to maintain at all times an agent with offices in New York City to act as its Process Agent. Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

Section 13.11. No Recourse Against Others. No director, officer, employee, incorporator or holder of any Equity Interests in the Issuers or of any Guarantor or any direct or indirect parent, as such, shall have any liability for any obligations of the Issuers or the Guarantors under the Notes or this Indenture or for any claim based on, in respect of, or by any reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.12. Successors. All agreements of the Issuers and the Guarantors in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 13.13. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

Section 13.14. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 13.15. Indenture Controls. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

Section 13.16. Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

RURAL/METRO OPERATING COMPANY, LLC

By:	/s/ Michael S. Zarriello
Name:	Michael S. Zarriello
Title:	Senior Vice President and Chief Financial Officer

RURAL/METRO (DELAWARE) INC.

By:	/s/ Michael S. Zarriello
Name:	Michael S. Zarriello
Title:	Secretary

RURAL/METRO CORPORATION, as a Guarantor

By:	/s/ Michael S. Zarriello
Name:	Michael S. Zarriello
Title:	Senior Vice President and Chief Financial Officer

AID AMBULANCE AT VIGO COUNTY, INC,	RURAL/METRO OF OREGON, INC.,
AMBULANCE TRANSPORT SYSTEMS, INC.,	RURAL/METRO OF ROCHESTER, INC.,
AMERICAN LIMOUSINE SERVICE, INC.,	RURAL/METRO OF SAN DIEGO, INC.,
BEACON TRANSPORTATION, INC.,	RURAL/METRO OF SOUTH CAROLINA, INC.,
CHOICE AMERICAN AMBULANCE SERVICE, INC.,	RURAL/METRO OF SOUTH DAKOTA, INC.,
COASTAL EMS, INC.,	RURAL/METRO OF SOUTHERN OHIO, INC.,
CORNING AMBULANCE SERVICE, INC.,	RURAL/METRO OF TEXAS, INC.,
DONLOCK, LTD.,	RURAL/METRO PROTECTION SERVICES, INC.,
E.M.S. VENTURES, INC.,	RURAL/METRO TEXAS HOLDINGS, INC.,
EMS VENTURES OF SOUTH CAROLINA, INC.,	SIOUX FALLS AMBULANCE, INC.,
EASTERN AMBULANCE SERVICE, INC.,	SOUTH GEORGIA EMERGENCY MEDICAL SERVICES, INC.,
EASTERN PARAMEDICS, INC.,	SOUTHWEST AMBULANCE AND RESCUE OF ARIZONA, INC.,
GOLD CROSS AMBULANCE SERVICES, INC.,	SOUTHWEST AMBULANCE OF CASA GRANDE, INC.,
KEEFE & KEEFE AMBULETTE, LTD.,	SOUTHWEST AMBULANCE OF NEW MEXICO, INC.,
KEEFE & KEEFE, INC.,	SOUTHWEST AMBULANCE OF TUCSON, INC.,
LASALLE AMBULANCE INC.,	SOUTHWEST GENERAL SERVICES, INC.,
MEDI-CAB OF GEORGIA, INC.,	SW GENERAL, INC.,
MEDICAL EMERGENCY DEVICES AND SERVICES (MEDS), INC.,	THE AID AMBULANCE COMPANY, INC.,
MEDICAL TRANSPORTATION SERVICES, INC.,	THE AID COMPANY, INC.,
MEDSTAR EMERGENCY MEDICAL SERVICES, INC.,	TOWNS AMBULANCE SERVICE, INC.,
MERCURY AMBULANCE SERVICE, INC.,	VALLEY FIRE SERVICE, INC.,
METRO CARE CORP.,	W&W LEASING COMPANY, INC.,
MOBILE MEDICAL TRANSPORTATION, INC.,
MO-RO-KO, INC.,	RMC CORPORATE CENTER, L.L.C.,
MULTI CAB INC.,	An Arizona Limited Liability Company
MULTI-CARE INTERNATIONAL, INC.,	By: RURAL/METRO CORPORATION,
MULTI-CARE MEDICAL CAR SERVICE, INC.,	An Arizona Corporation, Its Member
MULTI-HEALTH CORP.,
MYERS AMBULANCE SERVICE INC.,	RURAL/METRO OF INDIANA, L.P.,
NATIONAL AMBULANCE & OXYGEN SERVICE, INC.,	A Delaware Limited Partnership
NORTH MISS. AMBULANCE SERVICE, INC.,	By: THE AID AMBULANCE COMPANY, INC.,
PROFESSIONAL MEDICAL SERVICES, INC.,	A Delaware Corporation, Its General Partner
RISC AMERICA ALABAMA FIRE SAFETY SERVICES, INC.,
RMC INSURANCE LTD.,	RURAL/METRO OF INDIANA II, L.P.,
RMFD OF NEW JERSEY, INC.,	A Delaware Limited Partnership
R/M MANAGEMENT CO., INC.,	By: THE AID AMBULANCE COMPANY, INC.,
R/M OF MISSISSIPPI, INC.,	A Delaware Corporation, Its General Partner
R/M OF TENNESSEE G.P., INC.,
R/M OF TENNESSEE L.P., INC.,	RURAL/METRO MID-SOUTH, L.P.,
R/M OF TEXAS, G.P., INC.,	A Delaware Limited Partnership
R/M PARTNERS, INC.,	By: R/M OF TENNESSEE G.P., INC.,
RURAL/METRO COMMUNICATIONS SERVICES, INC.,	A Delaware Corporation, Its General Partner
RURAL/METRO CORPORATION (an Arizona Corporation),
RURAL/METRO CORPORATION OF FLORIDA,	RURAL/METRO OF NORTH TEXAS, L.P.,
RURAL/METRO CORPORATION OF TENNESSEE,	A Delaware Limited Partnership
RURAL/METRO FIRE DEPT., INC.,	By: R/M OF TEXAS G.P., INC.,
RURAL/METRO HOSPITAL SERVICES, INC.,	A Delaware Corporation, Its General Partner
RURAL/METRO LOGISTICS, INC.,
RURAL/METRO MID-ATLANTIC, INC.,	RURAL/METRO OF TEXAS, L.P.,
RURAL/METRO MID-ATLANTIC II, INC.	A Delaware Limited Partnership
RURAL/METRO OF ALABAMA, INC.,	By: R/M OF TEXAS G.P., INC.,
RURAL/METRO OF ARKANSAS, INC.,	A Delaware Corporation, Its General Partner
RURAL/METRO OF ARLINGTON, INC.,
RURAL/METRO OF BREWERTON, INC.,	RURAL/METRO OF TENNESSEE, L.P.,
RURAL/METRO OF CALIFORNIA, INC.,	A Delaware Limited Partnership
RURAL/METRO OF CENTRAL ALABAMA, INC.,	By: R/M OF TENNESSEE G.P., INC.,
RURAL/METRO OF CENTRAL COLORADO, INC.,	A Delaware Corporation, Its General Partner
RURAL/METRO OF CENTRAL OHIO, INC.,
RURAL/METRO OF COLORADO, INC.,
RURAL/METRO OF GEORGIA, INC.,	By: /s/ Michael S. Zarriello
RURAL/METRO OF GREATER SEATTLE, INC.,	Name: Michael S. Zarriello
RURAL/METRO OF INDIANA, INC.,	Title: Secretary
RURAL/METRO OF KENTUCKY, INC.,
RURAL/METRO OF MISSISSIPPI, INC.,
RURAL/METRO OF NEBRASKA, INC.,
RURAL/METRO OF NEW YORK, INC.,
RURAL/METRO OF NORTH FLORIDA, INC.,
RURAL/METRO OF NORTHERN OHIO, INC.,
RURAL/METRO OF OHIO, INC.,

WELLS FARGO BANK, N.A., as Trustee

By:	/s/ Frank S. McDonald
Name:	Frank S. McDonald
Title:	Vice President

APPENDIX A

PROVISIONS RELATING TO INITIAL SECURITIES,

ADDITIONAL SECURITIES AND EXCHANGE SECURITIES

1. Definitions.

1.1 Definitions.

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Definitive Note” means a certificated Initial Note or Exchange Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Euroclear” means the Euroclear Clearance System or any successor securities clearing agency.

“Global Notes Legend” means the legend set forth under that caption in Exhibits A and B to this Indenture.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Initial Purchasers” means, collectively, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.

“Purchase Agreement” means (a) the Purchase Agreement dated February 28, 2005 among the Issuers, the Guarantors and the Initial Purchasers and (b) any other similar Purchase Agreement relating to Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Issuers, pursuant to the Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for their Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Registration Default Damages” has the meaning set forth in the Registration Rights Agreement.

“Registration Rights Agreement” means (a) the Registration Rights Agreement dated as of March 4, 2005 among the Issuer, the Guarantors and the Initial Purchasers relating to the Notes and (b) any other similar Registration Rights Agreement relating to Additional Notes.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Securities” means all Initial Notes offered and sold outside the United States in reliance on Regulation S.

“Restricted Notes Legend” means the legends set forth in Section 2.2(f)(i) herein.

“Restricted Period”, with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuers to the Trustee, and (b) the Issue Date, and with respect to any Additional Notes that are Transfer Restricted Notes, it means the comparable period of 40 consecutive days.

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Notes” means all Initial Notes offered and sold to QIBs in reliance on Rule 144A.

“Securities Custodian” means the custodian with respect to a Global Note (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“Shelf Registration Statement” means a registration statement filed by the Issuers in connection with the offer and sale of Initial Notes pursuant to the Registration Rights Agreement.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear or are subject to the Restricted Securities Legend.

“Unrestricted Definitive Note” means Definitive Notes and any other Notes that are not required to bear, or are not subject to, the Restricted Securities Legend.

2. The Notes.

2.1 Form and Dating; Global Notes. (a) The Initial Notes issued on the date hereof will be (i) offered and sold by the Issuers pursuant to the Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501. Additional Notes offered after the date hereof may be offered and sold by the Issuers from time to time pursuant to one or more Purchase Agreements in accordance with applicable law.

(b) Global Notes. (i) Rule 144A Notes initially shall be represented by one or more Notes in fully registered, global form without interest coupons (collectively, the “Restricted Global Notes”). Regulation S Notes initially shall be represented by one or more Notes in fully registered, global form without interest coupons (collectively, the “Regulation S Global Notes”). The term “Global Notes” means the Restricted Global Notes and the Regulation S Global Notes. The Global Notes shall bear the Global Note Legend. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member (as defined below), (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Restricted Notes Legend.

Members of, or direct or indirect participants in, the Depository, Euroclear or Clearstream (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes. The Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository, Euroclear or Clearstream, as the case may be, and their respective Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(ii) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes only in accordance with the applicable rules and procedures of the Depository, Euroclear or Clearstream, as the case may be, and the provisions of Section 2.2. All Global Notes shall be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depository that it is unwilling or unable to continue to act as Depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Company within 90 days after the date of such notice from the Depository; (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depository shall instruct the Trustee. In all cases, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.

(iii) In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (i) of this Section 2.1(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(iv) Any Transfer Restricted Security delivered in exchange for an interest in a Global Note pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Notes Legend.

(v) Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in a Regulation S Global Note may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2.

(vi) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

2.2 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 2.1(b). Global Notes will not be exchanged by the Issuers for Definitive Notes except under the circumstances described in Section 2.1(b)(ii). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.10 of this Indenture. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.2(b) or 2.2(g).

(b) Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Restricted Notes Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the

Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note pursuant to Section 2.2(g).

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in a Transfer Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Note if the transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives a certificate from the transferor in the form attached to the applicable Note.

(iv) Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in a Transfer Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Registrar so requests or if the applicable rules and procedures of the Depository, Euroclear or Clearstream, as applicable, so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an written order of the Issuers in the form of an Officers’ Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v) Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes. A beneficial interest in a Global Note may not be exchanged for a Definitive Note except under the circumstances described in Section 2.1(b)(ii). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Definitive Note except under the circumstances described in Section 2.1(b)(ii).

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. Definitive Notes shall be transferred or exchanged only for beneficial interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii) or (ii) below, as applicable:

(i) Transfer Restricted Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Transfer Restricted Security proposes to exchange such Transfer Restricted Security for a beneficial interest in a Restricted Global Note or to transfer such Transfer Restricted Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Transfer Restricted Security proposes to exchange such Transfer Restricted Security for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form attached to the applicable Note;

(B) if such Transfer Restricted Security is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certificate from such Holder in the form attached to the applicable Note;

(C) if such Transfer Restricted Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such Holder in the form attached to the applicable Note;

(D) if such Transfer Restricted Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such Holder in the form attached to the applicable Note;

(E) if such Transfer Restricted Security is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from such Holder in the form attached to the applicable Note, including the certifications, certificates and Opinion of Counsel, if applicable; or

(F) if such Transfer Restricted Security is being transferred to the Issuers or a Subsidiary thereof, a certificate from such Holder in the form attached to the applicable Note;

the Trustee shall cancel the Transfer Restricted Security, and increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Note.

(ii) Transfer Restricted Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Transfer Restricted Security may exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Transfer Restricted Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A) if the Holder of such Transfer Restricted Security proposes to exchange such Transfer Restricted Security for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form attached to the applicable Note; or

(B) if the Holder of such Transfer Restricted Notes proposes to transfer such Transfer Restricted Security to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form attached to the applicable Note, and, in each such case, if the Registrar so requests or if the applicable rules and procedures of the Depository, Euroclear or Clearstream, as applicable, so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an written order of the Issuers in the form of an Officers’ Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Notes transferred or exchanged pursuant to this subparagraph (ii).

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an written order of the Issuers in the form of an Officers’ Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Notes transferred or exchanged pursuant to this subparagraph (iii).

(iv) Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Securities. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).

(i) Transfer Restricted Notes to Transfer Restricted Notes. A Transfer Restricted Security may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Security if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;

(C) if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Note;

(D) if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (D) above, a certificate in the form attached to the applicable Note; and

(E) if such transfer will be made to the Issuers or a Subsidiary thereof, a certificate in the form attached to the applicable Note.

(ii) Transfer Restricted Notes to Unrestricted Definitive Notes. Any Transfer Restricted Security may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(1) if the Holder of such Transfer Restricted Security proposes to exchange such Transfer Restricted Security for an Unrestricted Definitive Note, a certificate from such Holder in the form attached to the applicable Note; or

(2) if the Holder of such Transfer Restricted Security proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form attached to the applicable Note, and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of an Unrestricted Definitive Note may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(iv) Unrestricted Definitive Notes to Transfer Restricted Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Security.

At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(f) Legend.

(i) Except as permitted by the following paragraphs (iii), (iv) or (v), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

“THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), OR (B) IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER, IF THE ISSUER SO REQUESTS, THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION

REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE GOVERNING THIS SECURITY CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.”

Each Definitive Note shall bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii) Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).

(iii) After a transfer of any Initial Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes, all requirements pertaining to the Restricted Notes Legend on such Initial Notes shall cease to apply and the requirements that any such Initial Notes be issued in global form shall continue to apply.

(iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to Initial Notes that Initial Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

(v) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note acquired pursuant to Regulation S, all requirements that such Initial Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note be issued in global form shall continue to apply.

(vi) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(g) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(h) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.03(c), 4.06, 4.08 and 9.05 of this Indenture).

(iii) Prior to the due presentation for registration of transfer of any Note, the Issuers, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuers, the Trustee, a Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(i) No Obligation of the Trustee. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to the Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

EXHIBIT A

[FORM OF FACE OF INITIAL NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend]

THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THESE SECURITIES AND THE LAST DATE ON WHICH RURAL/METRO CORPORATION, OR ANY OF ITS AFFILIATES, WAS THE OWNER OF THESE SECURITIES (OR ANY PREDECESSOR OF THESE SECURITIES), EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), OR (B) IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUERS OR ANY OF THEIR SUBSIDIARIES,

(B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER, IF THE ISSUER SO REQUESTS, THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE GOVERNING THIS SECURITY CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.

Each Definitive Note shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[FORM OF INITIAL NOTE]

No.	9 7/8% Senior Subordinated Note due 2015

CUSIP No.
ISIN No.

RURAL/METRO OPERATING COMPANY, LLC, a Delaware limited liability company, and RURAL/METRO (DELAWARE) INC., a Delaware corporation, promise to pay to [                    ], or registered assigns, the principal sum [of                    Dollars] [listed on the Schedule of Increases or Decreases in Global Security attached hereto] on March 15, 2015.

Interest Payment Dates: March 15 and September 15.

Record Dates: March 1 and September 1.

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

RURAL/METRO OPERATING COMPANY, LLC

By:
Name:
Title:

RURAL/METRO (DELAWARE) INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATION OF
AUTHENTICATION

Wells Fargo Bank, N.A.,
as Trustee, certifies that this is one of the
Notes referred to in the Indenture

By:
Authorized Signatory
Title:

*/	If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY”.

[FORM OF REVERSE SIDE OF INITIAL NOTE]

9 7/8% Senior Subordinated Note due 2015

1. Interest

(a) RURAL/METRO OPERATING COMPANY, LLC, a Delaware limited liability company (the “Company”), and RURAL/METRO (DELAWARE) INC. (together with the Company and with their respective successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuers”), promise to pay interest on this Note at the rate per annum shown above. The Issuers shall pay interest semiannually in arrears in cash on each March 15 and September 15, commencing on September 15, 2005. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from March 4, 2005 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuers shall pay interest on overdue principal at the rate borne by the Notes, and they shall pay interest on overdue installments of interest at the same rate to the extent lawful.

(b) Registration Rights Agreement. The Holder of this Note is entitled to the benefits of a Registration Rights Agreement, dated as of March 4, 2005, among the Issuers, the Guarantors and the Initial Purchasers named therein.

2. Method of Payment

The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the March 1 or September 1 immediately preceding the applicable interest payment date even if Notes are canceled after the record date and on or before the interest payment date (whether or not a Business Day). Holders must surrender the Notes to a Paying Agent to collect principal payments. The Issuers shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company, an Issuer or any successor depositary. The Issuers will make all payments in respect of a certificated Note (including principal, premium, if any, and interest), at the office of each Paying Agent, except that, at the option of the Issuers, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of the Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

Initially, Wells Fargo Bank, N.A., a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent or Registrar without notice. The Issuers may act as Paying Agent or Registrar.

4. Indenture

The Issuers issued the Notes under an Indenture dated as of March 4, 2005 (the “Indenture”), among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

The Notes are senior subordinated unsecured obligations of the Issuers. This Note is one of the Initial Notes referred to in the Indenture. The Notes include the Initial Notes and any Exchange Notes issued in exchange for Initial Notes pursuant to the Indenture. The Indenture imposes certain limitations on the ability of the Issuers and the Company’s Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make asset sales. The Indenture also imposes limitations on the ability of the Issuers and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

To guarantee the due and punctual payment of the principal and interest on the Notes and all other amounts payable by the Issuers under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors (as described in the Indenture) have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5. Redemption and Repurchase

(a) The Notes will be redeemable, at the Issuers’ option, in whole at any time or in part from time to time, on and after March 15, 2010 at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on March 15 of the applicable year set forth below, plus, in each case, accrued and unpaid interest, if any, to the date of redemption:

Year	Percentage
2010	104.938%
2011	103.292%
2012	101.646%
2013 and thereafter	100.000%

(b) In addition, prior to March 15, 2010, the Issuers may redeem the Notes at their option, in whole or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the aggregate principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Registration Default Damages, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(c) At any time, or from time to time, on or prior to March 15, 2008, the Issuers may, at their option, use all or any portion of the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes issued at a redemption price equal to 109.875% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption; provided that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Issuers shall consummate such redemption not more than 90 days after the consummation of any such Equity Offering.

6. Sinking Fund

The Notes are not entitled to the benefit of any mandatory sinking fund.

7. Subordination

The Notes and Guarantees are subordinated to Senior Debt and Guarantor Senior Debt, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt and Guarantor Senior Debt must be paid before the Notes and Guarantees may be paid. Each of the Issuers and the Guarantors agree, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

8. Denominations; Transfer; Exchange

The Notes are in registered form, without coupons, in denominations of $1,000 and whole multiples of $1,000 in excess thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Notes not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed.

9. Persons Deemed Owners

The registered Holder of this Note shall be treated as the owner of it for all purposes.

10. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuers at their written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Issuers for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

11. Discharge and Defeasance

Subject to certain conditions, the Issuers at any time may terminate some of or all of their obligations under the Notes and the Indenture if the Issuers deposit with the Trustee money or Government Securities for the payment of principal of, and interest on the Notes to redemption, or maturity, as the case may be.

12. Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Issuers and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.

13. Defaults and Remedies

If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuers) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes, in each case, by notice to the Issuers, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuers occurs, the principal of, premium, if any, and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

14. Trustee Dealings with the Issuer

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or its Affiliates and may otherwise deal with the Issuers or its Affiliates with the same rights it would have if it were not Trustee.

15. No Recourse Against Others

No director, officer, employee, incorporator or holder of any equity interests in the Issuers or of any Guarantor or any direct or indirect parent, as such, shall have any liability for any obligations of the Issuers or the Guarantors under the Notes or this Indenture or for any claim based on, in respect of, or by any reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.

16. Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

17. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18. Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

19. CUSIP Numbers, ISINs and Common Codes

The Issuers have caused CUSIP numbers and ISINs to be printed on the Notes and have directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

___________________________________________________________________________________________________________________________________________________

(Print or type assignee’s name, address and zip code)

___________________________________________________________________________________________________________________________________________________

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                            agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $                 principal amount of Notes held in (check applicable space)          book-entry or              definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:

(1)	☐	to the Issuers; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
	NOTICE:	To be executed by an
executive officer

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $            . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.06 (Asset Sale) or Section 4.08 (Change of Control) of the Indenture, check the box:

Asset Sale  ☐            Change of Control  ☐

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.06 (Asset Sale) or Section 4.08 (Change of Control) of the Indenture, state the amount ($1,000 or an integral multiple of $1,000 in excess thereof):

$

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

EXHIBIT B

[FORM OF FACE OF EXCHANGE NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.	9 7/8% Senior Subordinated Note due 2015

CUSIP No.

ISIN No.

RURAL/METRO OPERATING COMPANY, LLC, a Delaware limited liability company (the “Company”), and RURAL/METRO (DELAWARE) INC., a Delaware corporation, promise to pay to [                    ], or registered assigns, the principal sum [of                    Dollars] [listed on the Schedule of Increases or Decreases in the Global Note attached hereto]1 on March 15, 2015.

Interest Payment Dates: March 15 and September 15.

Record Dates: March 1 and September 1.

Additional provisions of this Note are set forth on the other side of this Note.

[1]	Use the Schedule of Increases and Decreases language if Security is in Global Form.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

RURAL/METRO OPERATING COMPANY, LLC

By:
Name:
Title:

RURAL/METRO (DELAWARE) INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATION OF
AUTHENTICATION

Wells Fargo Bank, N.A.,
as Trustee, certifies that this is one of the
Notes referred to in the Indenture

By:
Authorized Signatory
Title:

*/	If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY”.

[FORM OF REVERSE SIDE OF EXCHANGE NOTE]

9 7/8% Senior Subordinated Note due 2015

1. Interest

RURAL/METRO OPERATING COMPANY, LLC, a Delaware limited liability company (the “Company”), and RURAL/METRO (DELAWARE) INC. (together with their respective successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuers”), promise to pay interest on this Note at the rate per annum shown above. The Issuers shall pay interest semiannually in arrears in cash on each March 15 and September 15, commencing on September 15, 2005. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from March 4, 2005 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuers shall pay interest on overdue principal at the rate borne by the Notes, and they shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the March 1 or September 1 immediately preceding the applicable interest payment date even if Notes are canceled after the record date and on or before the interest payment date (whether or not a Business Day). The Holders must surrender the Notes to a Paying Agent to collect principal payments. The Issuers shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company, the Issuers or any successor depositary. The Issuers will make all payments in respect of a certificated Note (including principal, premium, if any, and interest), at the office of a Paying Agent, except that, at the option of the Issuers, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

Initially, Wells Fargo Bank, N.A., a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent or Registrar without notice. The Issuers may act as Paying Agent or Registrar.

4. Indenture

The Issuers issued the Notes under an Indenture dated as of March 4, 2005 (the “Indenture”), among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

The Notes are senior subordinated unsecured obligations of the Issuers. This Note is one of the Exchange Notes referred to in the Indenture. The Notes include the Initial Notes, the Additional Notes and any Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes and Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Issuers and the Company’s Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Issuers and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

To guarantee the due and punctual payment of the principal and interest, if any, on the Notes and all other amounts payable by the Issuers under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5. Redemption and Repurchase

(a) The Notes will be redeemable, at the Issuers’ option, in whole at any time or in part from time to time, on and after March 15, 2010 at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on March 15 of the applicable year set forth below, plus, in each case, accrued and unpaid interest, if any, to the date of redemption:

Year	Percentage
2010	104.938%
2011	103.292%
2012	101.646%
2013 and thereafter	100.000%

(b) In addition, prior to March 15, 2010, the Issuers may redeem the Notes at their option, in whole or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the aggregate principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Registration Default Damages, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(c) At any time, or from time to time, on or prior to March 15, 2008, the Issuers may, at their option, use all or any portion of the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes issued at a redemption price equal to 109.875% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption; provided that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Issuers shall consummate such redemption not more than 90 days after the consummation of any such Equity Offering.

6. Sinking Fund

The Notes are not entitled to the benefit of any mandatory sinking fund.

7. Subordination

The Notes and Guarantees are subordinated to Senior Debt and Guarantor Senior Debt, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt and Guarantor Senior Debt must be paid before the Notes and Guarantees may be paid. Each of the Issuers and the Guarantors agrees, and each Holder by accepting a Dollar Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

8. Denominations; Transfer; Exchange

The Notes are in registered form, without coupons, in denominations of $1,000 and whole multiples of $1,000 in excess thereof. A Holder shall register the transfer of or exchange of the Notes in accordance with the Indenture. Upon any registration of transfer of or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed.

9. Persons Deemed Owners

The registered Holder of this Note shall be treated as the owner of it for all purposes.

10. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuers at its written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Issuers for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

11. Discharge and Defeasance

Subject to certain conditions, the Issuers at any time may terminate some of or all their obligations under the Notes and the Indenture if the Issuers deposit with the Trustee money or Government Obligations for the payment of principal and interest on the Notes to redemption, or maturity, as the case may be.

12. Amendment, Waiver

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Issuers and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.

13. Defaults and Remedies

If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuers) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes, in each case, by notice to the Issuers, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuers occurs, the principal of, premium, if any, and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

14. Trustee Dealings with the Issuers

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

15. No Recourse Against Others

No director, officer, employee, incorporator or holder of any equity interests in the Issuers or of any Guarantor or any direct or indirect parent, as such, shall have any liability for any obligations of the Issuers or the Guarantors under the Notes or this Indenture or for any claim based on, in respect of, or by any reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.

16. Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

17. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18. Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

19. CUSIP Numbers, ISINs and Common Codes

The Issuers have caused CUSIP numbers and ISINs to be printed on the Notes and have directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

___________________________________________________________________________________________________________________________________________________

(Print or type assignee’s name, address and zip code)

___________________________________________________________________________________________________________________________________________________

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                            agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.06 (Asset Sale) or Section 4.08 (Change of Control) of the Indenture, check the box:

Asset Sale  ☐            Change of Control  ☐

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.06 (Asset Sale) or Section 4.08 (Change of Control) of the Indenture, state the amount ($1,000 or an integral multiple of $1,000 in excess thereof):

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $            . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

EXHIBIT C

Form of

Transferee Letter of Representation

Rural/Metro Operating Company, LLC

Rural/Metro (Delaware) Inc.

Wells Fargo Bank, N.A.

c/o Joseph P. O’Donnell

213 Court Street, Suite 703

Middletown, CT 06457

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[      ] principal amount of the 9 7/8% Senior Subordinated Notes due 2015 (the “Notes”) of Rural/Metro Operating Company, LLC and Rural/Metro (Delaware) Inc. (the “Issuers”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or any applicable security law of any State in the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our or their control. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf, the Issuers’ behalf and on behalf of any investor account for which we

C-1

are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which the Issuers or any affiliate of the Issuers was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Issuer, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Notes of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (c) or (d) above prior to the Resale Restriction Termination Date, the transferor shall deliver to the Trustee a written certificate in the form provided in the Note, to the effect that the transfer is being made in accordance with Regulation S or Rule 144A, as the case may be. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuers and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) or (f) above prior to the Resale Restriction Termination Date, the transferor shall deliver to the Trustee certificates Each purchaser acknowledges that the Issuers and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuers and the Trustee in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable law. Not representation is made as to the availability of any Rule 144A exemption from the registration requirements of the Securities Act.

Dated:

TRANSFEREE:

By:

C-2

EXHIBIT D

Form of Notation of Guarantee

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of March 4, 2005 (the “Indenture”), among Rural/Metro Operating Company, LLC, Rural/Metro (Delaware) Inc., the Guarantors listed on the signature pages thereto and Wells Fargo Bank, N.A., as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Note Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

RURAL/METRO OPERATING COMPANY, LLC

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[THE OTHER GUARANTORS]

By:
Name:
Title:

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [            ], 20[    ] among [GUARANTOR] (the “New Guarantor”), RURAL/METRO OPERATING COMPANY, LLC (or its successor), a Delaware limited liability company (the “Company”), RURAL/METRO (DELAWARE) INC. (the “Corporate Co-Issuer” and, together with the Company, the “Issuers”), the guarantors listed on the signature pages hereto and Wells Fargo Bank, N.A., a national banking association, as trustee under the indenture referred to below (the “Trustee”).

RECITALS

WHEREAS the Issuer, the Guarantor and the Trustee have heretofore executed an Indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of March 4, 2005, providing for the issuance of the Issuers’ 9 7/8% Senior Subordinated Notes due 2015 (the “Notes”), initially in the aggregate principal amount of $125,000,000;

WHEREAS Section 11.02 of the Indenture provides that under certain circumstances the Issuers are required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Issuers’ obligations under the Notes pursuant to a Senior Subordinated Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to 9.01 of the Indenture, the Trustee, the Issuers and the existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and mutual covenants herein contained and intending to be legally bound, the New Guarantor, the Issuer, and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Guarantee shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and hereby and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to unconditionally guarantee the Issuers’ obligations under the Notes on the terms and subject to the conditions set forth in Articles 11 and 12 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3. Notices. All notices or other communications to the New Guarantor shall be given as provided in 13.02 of the Indenture.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

NEW GUARANTOR

By:
Name:
Title:

RURAL/METRO OPERATING COMPANY, LLC

By:
Name:
Title:

RURAL/METRO (DELAWARE) INC.

By:
Name:
Title:

RURAL/METRO CORPORATION

By:
Name:
Title:

[OTHER GUARANTORS]

By:
Name:
Title:

WELLS FARGO BANK, N.A., as Trustee

By:
Name:
Title:

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